Exhibit 10.9

******Certain confidential information

contained in this document, marked by

brackets, has been omitted and filed

separately with the Securities and

Exchange Commission pursuant to Rule

406 of the Securities Act of 1933, as amended.

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

LICENSE AGREEMENT

BY AND BETWEEN

Janssen Biotech Inc.

AND

Poseida Therapeutics Inc.

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

LICENSE AGREEMENT

This License Agreement, made this 3rd day of August 2015 (the “Effective Date”), is by and between Janssen Biotech Inc., a Pennsylvania company, with principal offices located at 800/850 Ridgeview Road, Horsham, PA 19044 (“Janssen”) and Poseida Therapeutics Inc., a corporation organized and existing under the laws of the State of Delaware having a place of business at 3210 Merryfield Row, San Diego, CA 32121 (“Poseida”). Each of Janssen and Poseida may be referred to, individually, as a “Party”, and, collectively, as the “Parties.”

RECITALS

WHEREAS, Janssen developed proprietary technology related to alternative scaffold molecules having consensus fibronectin domains hereinafter called “Centyrins”;

WHEREAS, Poseida is a human therapeutics company interested in working with Janssen to develop therapeutic agents leveraging Janssen’s capabilities and Licensed Technology;

WHEREAS, Janssen is willing to grant Poseida licenses to enable Poseida to engage in research activities including activities directed toward generating receptors, including, without limitation, chimeric antigen receptors (CAR), for use in autologous T-cell or any natural killer (NK) cell or NK-like cell (such as cytokine-induced killer (CIK) cells) therapeutic applications;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, Janssen and Poseida, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

When used in this Agreement, each of the following capitalized terms, whether used in the singular or plural, shall have the meaning set forth in this Article I.

1.1 “Accepted Target” means those Targets designated as an Accepted Target in accordance with Section 2.2, 2.4 and/or 2.6.

1.2 “Affiliate” of an entity means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, such entity. For the purposes of this definition, “control” refers to any of the following: (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty percent (50%) or more of the equity interest with the power to direct management in the case of any other type of legal entity; (b) status as a general partner in any partnership; or (c) any other arrangement where a person or entity possesses, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise. .

1.3 “Agreement” means this License Agreement, including any and all exhibits, schedules, appendices and other addenda to it and as it may be amended from time to time in accordance with its terms.

1.4 “Autologous” means, under this Agreement, material obtained from an individual, modified ex vivo, and returned to the same individual.

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1.5 “BLA” means a Biologics License Application, successor application having substantially the same function or equivalent submission filed with the FDA in connection with seeking Marketing Approval of a Licensed Product, or an equivalent application filed with any equivalent regulatory agency or governmental authority in any jurisdiction other than the United States.

1.6 “Business Day” means a week-day on which banking institutions in New York, New York are open for business.

1.7 “Calendar Quarter” shall mean each of the three (3)-month periods ending on March 31, June 30, September 30, and December 31 of any Calendar Year, or the applicable portion of such period; provided, however, that (a) the first Calendar Quarter for the first Calendar Year shall extend from the Effective Date to the end of the then current Calendar Quarter and the last Calendar Quarter shall extend from the first day of such Calendar Quarter until the effective date of the termination or expiration of this Agreement, and (b) every day of a standard Calendar Year will be accounted for in one of four Calendar Quarters.

1.8 “Calendar Year” shall mean each twelve (12)-month period during the Term commencing on January 1, and ending on December 31, or the applicable portion of such period; provided, that the first Calendar Year commences on the Effective Date and ends on December 31, 2015.. The last Calendar Year of the Term shall begin on January 1st of the Calendar Year for the year during which termination or expiration of the Agreement will occur, and the last day of such Calendar Year shall be the effective date of such termination or expiration.

1.9 “Centyrin CAR Molecule” means the applicable Janssen Centyrin (or portion thereof) with a signaling domain and transmembrane domain.

1.10 “Centyrin Molecule” means the applicable Janssen Centyrin molecule.

1.11 “Centyrin Molecule COM Patents” means those claims within the Patent Rights Controlled by Poseida during the Term to the extent covering the composition of matter of a Centyrin Molecule.

1.12 “Centyrin Molecule Other Patents” means those Patent Rights Controlled by Poseida, at such time as, and to the extent that, Janssen obtains a license to the Patent Rights contemplated by this Section 1.12 in accordance with Section 3.12 or Section 10.5(e)(ii), that cover the use of a specific Centyrin Molecule.

1.13 “Centyrin Therapeutic Molecule” means the molecule comprised of the applicable (a) Centyrin Molecule or (b) Centyrin CAR Molecule, in each of (a) or (b) included in or as part of the applicable Autologous CAR-modified T-cell, CAR-modified NK cell, and/or CAR-modified NK-like cell.

1.14 “Change of Control” is defined in Section 12.5(b).

1.15 “Co-Diagnostic” means a medical device, such as an in vitro device, which provides information that is essential for the safe and effective use of the corresponding product.

1.16 “Commercialize” means the performance of any and all activities directed to promoting, marketing, importing, exporting, distributing, selling or offering to sell (including pre-marketing), and post-marketing drug surveillance of a product or, to the extent permitted under this Agreement, to have any of those activities performed by a Third Party, but excludes

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Development and manufacture activities, and variations such as “Commercialization” and the like shall be similarly construed.

1.17 “Commercially Reasonable Efforts” means, with respect to an obligation of a Party, the level of efforts and resources, […***…].

1.18 “Confidential Information” means (a) the terms of this Agreement, (b) any and all Know-How provided or otherwise disclosed, whether in writing, visually, orally or in electronic medium, by or on behalf of one Party or any of its Affiliates (the “Disclosing Party”) to the other Party or any of its Affiliates (the “Receiving Party”) in connection with this Agreement; and (c) as further defined in Article VII.

1.19 “Control” or “Controlled”, means with respect to any intellectual property right, the possession of (whether by ownership or license, other than licenses granted pursuant to this Agreement) the right, or ability of a Party, to grant access to, or a license or sublicense of, such right as provided for herein, without violating the terms of any agreement with a Third Party.

1.20 “Cover”, “Covering” or “Covered” means, with respect to a claim in a Patent Right, that, in the absence of ownership of, or a license under, such Patent Right, the practice of such invention would likely be found to infringe a claim of such Patent Right.

1.21 “Develop” means the performance of activities relating to obtaining Regulatory Approvals of a Licensed Product and to maintaining such Regulatory Approvals, including (without limitation) the performance of research and pre-clinical studies, pharmacokinetic studies, toxicology studies and stability testing for clinical supplies, the performance of clinical studies, manufacturing process development activities (including, without limitation, formulation development and cell culture processing), and regulatory affairs activities including regulatory legal services, but otherwise excludes manufacture and commercialization activities, and variations such as “Development” and “Developing” are to be similarly construed.

1.22 “Dispositive Rejection Condition” is defined in Section 2.3.

1.23 “EMA” means the European Medicines Agency or any successor agency.

1.24 “EU” means the countries of the European Union, as it is constituted as of the Effective Date and as it may be changed from time to time.

***Certain Confidential Information Omitted

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1.25 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.26 “First Commercial Sale” as to a particular Licensed Product in a particular country, means the first commercial sale of such Licensed Product by Poseida or any of its Affiliates or Sublicensees to a Third Party for end use or consumption in such country after approval of a BLA, or if approval of a BLA is not required in such country, then following receipt of such Marketing Approval as is required to sell such Licensed Product in such country.

1.27 “GAAP” means United States generally accepted accounting principles applied on a consistent basis, or any other accounting principles generally accepted for public companies in the United States such as International Financial Reporting Standards (“IFRS”). Unless otherwise defined or stated, financial terms shall be calculated under GAAP.

1.28 “Generic Product” means, with respect to a particular Licensed Product in a country, […***…].

1.29 “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.30 “IND” means an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application (CTA) or a clinical trial exemption (CTX).

1.31 “Indication” means distinct, well-categorized disease or condition in humans [...***...].

1.32 “Initial Centyrins” means those initial Centyrins (i.e., BCMA, PSMA, and CD19) Janssen provides directly to Poseida as identified in Section I of Exhibit E.

1.33 “Invention” means any process, method, composition of matter, article of manufacture, discovery or finding, whether or not patentable, and whether (a) invented solely by a Party’s and/or its Affiliates’ own employees, agents, consultants, or independent contractors or (b) invented by a Party’s and/or its Affiliates’ own employees, agents, consultants, or independent contractors jointly with employees, agents, consultants, or independent contractors of the other Party and/or its Affiliates, as applicable, in each case in the course of a Party’s exercising its rights or conducting a Party’s activities under this Agreement, together with all intellectual property rights therein.

***Certain Confidential Information Omitted

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1.34 “Janssen Centyrin Candidate” means any Centyrin identified, developed or created by or on behalf of Janssen or its Affiliates, during the Term, for use against potential cancer antigens.

1.35 “Janssen Centyrin Library” means the collection of fibronectin based molecules owned and Controlled by Janssen. Janssen Licensees are authorized to make use of the Janssen Centyrin Library at the request and on behalf of Poseida.

1.36 “Janssen Centyrins” means the Initial Centyrins, Nominated Centyrins and Janssen Developed Centyrins, in each case, Controlled by Janssen.

1.37 “Janssen Developed Centyrins” means those Centyrins selected by Poseida from the Janssen Centyrin Candidates pursuant to Section 2.6.

1.38 “Janssen Field” means the treatment or prevention of any disease in humans and any Co-Diagnostic applications associated with pharmaceutical products containing or comprised of allogeneic CAR-modified T-Cells generated from any source, including precursor cells such as iPSCs, but excluding (i) Autologous T-cells, (ii) NK cells and (iii) NK-like cells such as CIK cells. The Janssen Field specifically excludes all Licensed Products.

1.39 “Janssen Licensee” means a Third Party licensed under the Licensed Patents or Technology that is authorized to perform Research and Development activities on behalf of Poseida. As of the Effective Date, Isogenica is a Janssen Licensee.

1.40 “JCC Notice” is defined in Section 2.6.

1.41 “Know-How” means all non-public information, including, but not limited to, discoveries, improvements, compositions, sequences, biological materials and other tangible materials, information embodied in such biological materials and other tangible materials, inventions, practices, methods, protocols, formulas, knowledge, trade secrets, processes, procedures, specifications, assays, skills, experience, techniques, strategy, data and results of experimentation and testing, including pharmacological, toxicological, safety, stability and pre-clinical and clinical test data and analytical and quality control data, and all scientific, regulatory, manufacturing, marketing, financial, commercial and other legal information, patentable or otherwise.

1.42 “Licensed Patent Rights” means any and all Patent Rights under the Licensed Technology. Licensed Patent Rights existing as of the Effective Date are listed in Exhibit A.

1.43 “Licensed Product” means a pharmaceutical product containing or comprising a Centyrin Therapeutic Molecule (including any Janssen Centyrin-based constructs applicable to such products), in any and all formulations, dosages and means of delivery or a Variant.

1.44 “Licensed Technology” means all Patent Rights, and Know-How Controlled by Janssen as of the Effective Date or during the Term (subject to Section 3.6), or conceived or reduced to practice during the Term, that relates to the research, development, use, manufacture, sale, importation and/or commercial exploitation of Centyrins, including, without limitation, Patent Rights Controlled by Janssen during the Term Covering the composition of matter, use or sale of any Janssen Centyrin(s) or its use or sale in a Licensed Product.

1.45 “Marketing Approval” means any approval, including a registration, license or authorization, from any Regulatory Authority required to market and sell a Licensed Product in a

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jurisdiction and shall include an approval, registration, license or authorization granted in connection with a BLA.

1.46 “Net Sales” means the gross amount invoiced on sales of Licensed Product in the Territory by Poseida, its Affiliates and Sublicensees to any Third Party, less the following deductions calculated in accordance with GAAP and standard internal policies and procedures and accounting standards consistently applied throughout the pharmaceutical industry, to the extent specifically and solely allocated to such Licensed Product and actually taken, paid, accrued, allowed, included or allocated, based on good faith estimates, in the gross sales price with respect to such sales (and consistently applied as set forth below):

[…***…]

All aforementioned deductions shall only be allowable to the extent they are commercially reasonable and shall be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with the Party’s, the Affiliate’s, or Third Party Sublicensee’s (as the case may be) business practices consistently applied across its product lines and accounting standards and

***Certain Confidential Information Omitted

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

verifiable based on Poseida’s sales reporting system. All such discounts, allowances, credits, rebates, and other deductions shall be fairly and equitably allocated to Licensed Product and other products of the Party and its Affiliates and Sublicensees such that Licensed Product does not bear a disproportionate portion of such deductions.

The transfer of a Licensed Product between or among Poseida, its Affiliates and Sublicensees will not be considered a sale so long as such Licensed Product is subsequently resold to a Third Party end user and such end user resale is included in the Net Sales calculation, provided, that in the event an Affiliate or Sublicensee is the end-user of Licensed Product, the transfer of Licensed Product to such Affiliate or Sublicensee shall be included in the calculation of Net Sales at the average selling price charged in an arm’s length sale to a Third Party who is not an Affiliate or Sublicensee in the relevant period.

Net Sales will include the cash consideration received on a sale and the fair market value of all non-cash consideration.

Disposition of Licensed Product for, or use of the Licensed Product in, clinical trials or other scientific testing, as free samples, or under compassionate use, patient assistance, or test marketing programs or other similar programs or studies where a Licensed Product is supplied without charge shall not result in any Net Sales however if Poseida or any of its Affiliates or Sublicensees charges for such Licensed Product, the amount billed will be included in the calculation of Net Sales, but for the sake of clarity such disposition or use of the Licensed Product shall never constitute a First Commercial Sale.

In the event a Licensed Product is sold in combination with other products (“Combination Product”), from Poseida, its Affiliates or Sublicensees and the customer receives a specific discount for such “bundling” of products (for clarity, this situation describes bundling of two or more separate products, each in finished dosage form, and not a fixed combination of two active pharmaceutical ingredients), the Net Sales of the said Combination Product(s), […***…].

1.47 “NME Declaration” means, with respect to a Licensed Product, a decision by Poseida or any of its Affiliates or Sublicensees to select a Licensed Product for entry into any Pre-Phase I study wherein said decision must be reasonably supported by objective scientific evidence. For purposes of this definition, “Pre-Phase I studies” include toxicological, pharmacological and any other studies, the results of which are required for filing of an IND.

1.48 “NME Declaration Period” shall mean the period commencing on the Effective Date and ending on the earlier of (i) the first NME Declaration or (ii) [...***...] years from the Effective Date.

1.49 “Nominated Centyrin” means a Centyrin(s) identified from the Janssen Centyrin Library that binds to a Target selected by Poseida pursuant to Section 2.3 and which constitutes an Accepted Target pursuant to Section 2.4.

1.50 “Offer Notice” is defined in Section 3.7(a).

1.51 “Offer Period” is defined in Section 3.7(b).

***Certain Confidential Information Omitted

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1.52 “Option” is defined in Section 10.5(e).

1.53 “Option Negotiation Period” is defined in Section 10.5(e)(ii).

1.54 “Option Period” is defined in Section 10.5(e)(i).

1.55 “Patent Rights” means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations, supplemental protection certificates and extensions and the like thereof, and all counterparts thereof in any country.

1.56 “Phase 1 Clinical Trial” means a human clinical trial that is intended to initially evaluate the safety, metabolism and pharmacokinetics of a therapeutic agent that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent clinical trial in a country in the Territory other than the United States.

1.57 “Phase 2 Clinical Trial” means a human clinical trial, for which the primary endpoints include a determination of safety, dose ranges or an indication of efficacy of a therapeutic in patients being studied as described in 21 C.F.R. §312.21(b), or an equivalent clinical trial in a country in the Territory other than the United States, and that is prospectively designed to generate sufficient data (if successful) to commence pivotal clinical trials.

1.58 “Phase 3 Clinical Trial” means a human clinical trial (regardless of whether actually designated as “Phase 3”) that is prospectively designed, along with other Phase 3 Clinical Trials, to demonstrate statistically whether a therapeutic is safe and effective for use in humans in the indication being investigated as described in 21 C.F.R. §312.21(c), or an equivalent clinical trial in a country in the Territory other than the United States.

1.59 “Poseida CAR Molecule Technology” means all Poseida In-Licenses, Patent Rights, Poseida Inventions, intellectual property, and Know-How Controlled by Poseida and its Affiliates, at such time as, and to the extent that, Janssen obtains a license to the technology contemplated by this Section 1.59 in accordance with Section 3.12 or Section 10.5(e)(ii), that are uniquely specific for the use, development, manufacture, and/or commercialization of the applicable Centyrin CAR Molecule(s) constituting an Invention generated, made, conceived or reduced to practice under this Agreement by or on behalf of Poseida and its Affiliates, including applicable Centyrin Molecule COM Patents and Centyrin Molecule Other Patents solely to the extent necessary to practice the foregoing technology to the extent licensed to Janssen as contemplated by this Agreement.

1.60 “Poseida Field” means the treatment or prevention of any disease in humans and any Co-Diagnostic applications associated with pharmaceutical products containing or comprised of, Autologous T-cells or any NK or NK-like cells expressing a Centyrin Molecule or Centyrin CAR Molecule.

1.61 “Poseida In-Licenses” means any written agreement between Poseida or its Affiliates and a Third Party executed during the Term pursuant to which Poseida or its Affiliate acquires rights with respect to intellectual property that is included in the Poseida Product IP, Centyrin Molecule COM Patents, Centyrin Molecule Other Patents, Poseida CAR Molecule Technology or Poseida Therapeutic Molecule Technology (as applicable).

1.62 “Poseida Inventions” means any Inventions generated, made, conceived or reduced to practice under this Agreement, whether by or on behalf of Poseida, its Affiliates

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and/or Sublicensees alone or together with Janssen or its Affiliate, a Janssen Licensee or any other Third Party.

1.63 “Poseida Patent Rights” means any and all Patent Rights under the Poseida Technology.

1.64 “Poseida Product IP” means all Poseida In-Licenses, Patent Rights, Poseida Inventions, intellectual property, and Know-How that is Controlled by Poseida or its Affiliates that relate to the development, manufacture, and/or commercialization of any Licensed Product(s), but excluding Centyrin Molecule COM Patents, Centyrin Molecule Other Patents, Poseida CAR Molecule Technology and Poseida Therapeutic Molecule Technology.

1.65 “Poseida Technology” means the Poseida Product IP, Poseida Inventions, Centyrin Molecule COM Patents, Centyrin Molecule Other Patents, Poseida CAR Molecule Technology and Poseida Therapeutic Molecule Technology.

1.66 “Poseida Therapeutic Molecule Technology” means all Poseida In-Licenses, Patent Rights, Poseida Inventions, intellectual property, and Know-How Controlled by Poseida and its Affiliates, at such time as, and to the extent that, Janssen obtains a license to the technology contemplated by this Section 1.66 in accordance with Section 3.12 or Section 10.5(e)(ii), that are uniquely specific for the use, development, manufacture, and/or commercialization of the applicable Centyrin Therapeutic Molecule(s) constituting an Invention generated, made, conceived or reduced to practice under this Agreement by or on behalf of Poseida and/or its Affiliates, including applicable Poseida CAR Molecule Technology, provided that any Centyrin Molecule Other Patents contained within the Poseida CAR Molecule Technology shall be included solely to the extent necessary to practice the foregoing technology under this Section 1.66 to the extent licensed to Janssen as contemplated by this Agreement.

1.67 “Product Interest Notice” is defined in Section 3.7(b).

1.68 “Prosecute” or “Prosecution” means in relation to any patent rights, (a) to prepare and file patent applications, including re-examinations or re-issues thereof, and represent applicants or assignees before relevant patent offices or other relevant Governmental Authorities during examination, re-examination and re-issue thereof, in appeal processes and interferences, or any equivalent proceedings, (b) to defend all such applications against Third Party oppositions or other challenges, (c) to secure the grant of any patents arising from such patent application, (d) to maintain in force any issued patent (including through payment of any relevant maintenance fees), (e) obtain and maintain patent term extension or supplemental protection certificates or their equivalents, and (f) to make all decisions with regard to any of the foregoing activities.

1.69 “Regulatory Authority” means any federal, national, multinational, state, county, city, provincial, or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, commercialization, manufacture or sale of a pharmaceutical product in the Territory, including the FDA in the United States and the EMA in the EU.

1.70 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority under applicable law with respect to a Licensed Product in a country or jurisdiction in the Territory to prevent Third Parties from

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commercializing such Licensed Product in such country or jurisdiction, other than a patent right, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the FD&C Act, in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory.

1.71 “Restricted Information” is defined in Section 2.5.

1.72 “ROFN Negotiation Period” is defined in Section 3.7(c).

1.73 “ROFN Termination Event” is defined in Section 3.8.

1.74 “Royalty Term” has the meaning set forth in Section 5.8.

1.75 “Selection Date” has the meaning set forth in Section 2.6.

1.76 “Selection Notice” has the meaning set forth in Section 2.6.

1.77 “Selection Period” has the meaning set forth in Section 2.6.

1.78 “Sublicensee” means a Third Party to whom Poseida or any of its Affiliates or another Sublicensee grants an express or implied sublicense under all or part of the Licensed Technology to develop, manufacture, commercialize or use a Licensed Product in the Poseida Field.

1.79 “T-Cell” means a cell that expresses each of CD2, CD3 and CD7 and at least one of CD4 or CD8. For purposes of this Agreement NK cells and NK-like cells such as CIK cells, are not within the scope of the definition of T-Cell. For clarity gamma delta T-cells (g d T cells) and NKT cells are within the scope of the definition of a T-Cell.

1.80 “Target” means a component, or components, of a biological process or system, identified for modulation through a Licensed Product.

1.81 “Target Identifier” is defined in Section 2.3.

1.82 “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.83 “Term” means the term of this Agreement determined in accordance with Section 10.1.

1.84 “Territory” means worldwide.

1.85 “Third Party” means any person other than a Party or any of its Affiliates or their respective employees.

1.86 “Third Party License Expenses” are defined in Section 3.6.

1.87 “Valid Claim” Any patent claim within the Licensed Patent Rights that, Covers the generation of, or use, sale, or import, or other research or commercial activities relating to a Licensed Product, or a Variant, within an issued, unexpired patent or a claim in a pending patent application which has been pending for […***…] years or less from the first substantive office action that: (a) has not been finally, i.e., with no route of appeal available, (i) cancelled, (ii) withdrawn, (iii) abandoned or (iv) rejected by any administrative agency or other body of competent jurisdiction; and (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is

***Certain Confidential Information Omitted

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unappealable or unappealed within the time allowed for appeal; and (c) has not been rendered unenforceable through disclaimer or otherwise; and/or (d) is not lost through an interference proceeding.

1.88 “Variant” means a conservative change to the structural definition of a Licensed Product that does not in any way result in a change of (a) the Target modulated by such Licensed Product, or (b) the strength of binding or effect on the Target.

ARTICLE II

CONDUCT OF RESEARCH ACTIVITIES & TARGET NOMINATION

2.1 General. Under the terms of this Agreement, Janssen: i) provides Poseida with the sequences encoding the Janssen Centyrins against Accepted Targets; ii) grants Poseida an exclusive license under the Licensed Technology during the Term to research, develop, manufacture and commercialize Licensed Products; and iii) grants Poseida the right to engage with Janssen Licensees to utilize the Centyrin Library to identify molecules for incorporation into Licensed Products. Under the terms of this Agreement, Poseida grants Janssen: (x) a research sublicense under the Licensed Technology, and (y) an exclusive license in the Janssen Field, with the right to sublicense, under the Centyrin Molecule COM Patents, in each of (x) and (y) as set forth in Section 3.2.

2.2 Accepted Targets. The Parties agree that the first Accepted Targets are PSMA, BCMA and CD19 and Janssen shall provide Poseida with the sequences encoding the Initial Centyrins that bind those Accepted Targets within an agreed upon time after the Effective Date. Poseida may designate additional Accepted Targets in accordance with the mechanism set forth in Sections 2.3 and 2.4 below. The Parties acknowledge and agree that the list of Initial Centyrins specified in Section I of Exhibit E as of the Effective Date is a preliminary list and does not include all sequences for Centyrins Controlled by Janssen applicable to the first Accepted Targets (i.e., PSMA, BCMA and CD19). At […***…] or obligation to Poseida, not later than [...***...] Business Days following the Effective Date, Janssen shall provide Poseida a revised Section I of Exhibit E for Poseida review and comment, such revised Section I of Exhibit E to include all available sequences for Centyrins Controlled by Janssen applicable to such Accepted Targets. Poseida shall have the right to review and comment on such revised Section I of Exhibit E, and Janssen shall in good faith incorporate Poseida’s comments. Upon mutual agreement of the revised Section I of Exhibit E, Section I of Exhibit E to this Agreement shall automatically be updated to reflect such revisions.

2.3 Target Designation Mechanism. Poseida shall be free to engage a Janssen Licensee to screen the Centyrin Library for agents that bind or modify Targets of interest to Poseida for internal research and development purposes for potential use in a Licensed Product. Should Poseida identify a Centyrin that it wishes to progress as a Licensed Product, Poseida may, at any time during the Term, propose a Target to be included in, or used to develop, a Licensed Product for designation as an Accepted Target by providing written notice to Janssen of the gene name associated with such Target (the “Target Identifier”). Janssen may reject a Target proposed by Poseida if, at the time of such receipt of notice of the Target Identifier: (a) Janssen does not have the right to grant a license for such Target without violating the terms of an existing written agreement with a Third Party; (b) granting a license to such Target would require Janssen to pay compensation to a Third Party and Poseida does not agree to bear the cost

***Certain Confidential Information Omitted

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of such compensation; (c) the Target is the subject of active discussions, governed by an existing confidentiality agreement or similar agreement, to grant a Third Party an exclusive license (or an option to an exclusive license); (each of (a) through (c), a “Dispositive Rejection Condition”). If a Dispositive Rejection Condition for the Target proposed by Poseida for designation as an Accepted Target exists, Janssen shall reject the proposed Target by providing a written notice to Poseida by the […***…] day following Janssen’s receipt of Poseida’s notification of the Target Identifier, in which event Poseida may propose a different Target for designation as an Accepted Target using the process described above in this Section 2.3. For clarity, Poseida shall have no obligation to provide Janssen with any additional information concerning the proposed Target other than the Target Identifier for purposes of this Section 2.3.

2.4 Accepted Target Designation. A Target proposed by Poseida for designation as an Accepted Target in accordance with Section 2.3 above will become an “Accepted Target” if (i) Janssen provides Poseida a written notice accepting such Target as an Accepted Target or (ii) by the [...***...] day following Janssen’s receipt of the Target Identifier from Poseida, Janssen has not delivered a written notice to Poseida rejecting such Target based on a Dispositive Rejection Condition.

2.5 Use of Janssen Centyrin Library. Unless otherwise agreed to in writing by the Parties, all use, screening, and/or evaluation of the Janssen Centyrin Library relating to an Accepted Target shall be performed by a Janssen Licensee. The terms and conditions governing such activities shall be described in a separate agreement between Poseida, its Affiliates and/or Sublicensee and the Janssen Licensee. All Accepted Targets that are identified by a Janssen Licensee and selected by Poseida pursuant to this Article 2 shall be timely reported to Janssen consistent with the content requirements for the Target Identifier under Section 2.3 and the corresponding Centyrins selected hereunder with respect to Licensed Products shall be reported in accordance with Section 4.4. Poseida shall provide Janssen with a copy of any such agreement within [...***...] days of execution of the same. The agreement may be redacted of financial or confidential information which identifies or could reasonably be used to identify (e.g., amino acid sequences) molecules/Centyrins or Targets that are identified, screened or under evaluation by Poseida, its Affiliate and/or Sublicensee as contemplated by Section 2.3 and this Section 2.5 (the “Restricted Information”). Janssen further acknowledges and agrees that notwithstanding anything to the contrary in this Agreement or in its agreement with a Janssen Licensee, Janssen shall not have the right to receive, and shall not inquire or otherwise require disclosure of, any Restricted Information by or on behalf of Poseida, its Affiliate, Sublicensee or a Janssen Licensee, unless and until authorized in writing by Poseida, its Affiliate or Sublicensee (respectively for such entity’s information) in each instance. Janssen may use any identified Centyrin from the Janssen Centyrin Library for all uses consistent with the licenses granted by the Parties in Article III. Janssen shall use reasonable efforts to cause Janssen Licensees to provide such services to Poseida, its Affiliates and/or Sublicensees on customary and reasonable terms no less favorable than such Janssen Licensee provides to (a) Janssen or Janssen’s other licensees or sublicensees, and/or (b) its other customers receiving services of similar nature and scope to the services to be provided by Janssen Licensees with respect to the Centyrin Library contemplated by this Agreement. To the extent Janssen is able to do so, Janssen shall ensure that Janssen Licensees do not charge Poseida any license or access fee for access to/use of the Janssen Centyrin Library, provided that Janssen Licensees shall be permitted to charge a reasonable services fee (as negotiated by Poseida and such Janssen Licensee) for the

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contemplated services provided by such Janssen Licensee with respect to screening of the Janssen Centyrin Library.

2.6 Janssen Developed Centyrins. Throughout the Term, Poseida shall have the right to request (up to […***…] times [...***...]) that Janssen Centyrin Candidates to be included as Janssen Developed Centyrins under the terms of this Agreement. Within [...***...] days of Janssen receiving each such request, Janssen, at its sole discretion, may provide written notice to Poseida describing in reasonable detail (including gene target names and binding affinities (to the extent known)) all Janssen Centyrin Candidates that are available (as reasonably determined in good faith by Janssen) for inclusion under this Agreement (the “JCC Notice”). Poseida may designate Janssen Developed Centyrins by providing written notice to Janssen identifying the particular Janssen Centyrin Candidates from the JCC Notice that Poseida wishes to include as ‘Janssen Developed Centyrins’ under this Agreement (the “Selection Notice”). The “Selection Period” shall mean [...***...] days from the date of Poseida’s receipt of the JCC Notice. A Janssen Centyrin Candidate selected by Poseida for designation as a Janssen Developed Centyrin in accordance with this Section 2.6 will become a ‘Janssen Developed Centyrin’ upon the date of Janssen’s receipt of the Selection Notice from Poseida (the “Selection Date”). In addition to the foregoing, any Janssen Centyrin Candidate which is disclosed to Poseida or otherwise made available by Janssen pursuant to this Agreement (outside of this Section 2.6), shall automatically constitute a Janssen Developed Centyrin for purpose of this Agreement as of the date of such disclosure to Poseida. The Parties shall update Section II of Exhibit E as needed from time to time during the Term to identify such Janssen Developed Centyrins accordingly. Janssen shall provide Poseida with the sequences encoding such Janssen Developed Centyrins within an agreed upon time following the Selection Date for such Janssen Developed Centyrin. Each Target to which a Janssen Developed Centyrin binds shall automatically be designated as an ‘Accepted Target’ under this Agreement upon the Selection Date for such Janssen Developed Centyrin.

2.7 Material Transfer. To facilitate the activities under this Agreement, either Party may provide certain materials for use by the other Party. All such materials will be used by the receiving Party in accordance with terms of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement, and the receiving Party will not transfer such materials to any Third Party except with the written consent of the supplying Party. Except as expressly set forth herein, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

ARTICLE III

LICENSE AND OPTION GRANTS

3.1 License Grants from Janssen to Poseida. Subject to the terms and conditions of this Agreement, Janssen hereby grants to Poseida, during the Term a milestone and royalty-bearing, sublicenseable, exclusive license under the Licensed Technology and Licensed Patent

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Rights to research, Develop, make, have made, use, import, export, market, offer for sale, sell, have sold and otherwise Commercialize, Licensed Products and Variants thereof, in the Poseida Field, in the Territory.

3.2 Grants from Poseida to Janssen. Subject to the terms and conditions of this Agreement:

(a) Poseida hereby grants to Janssen and its Affiliates a worldwide, perpetual, fully paid-up, non-exclusive, internal research sublicense under the Licensed Technology in the Poseida Field during the Term; and

(b) In accordance with this Section 3.2(b), Poseida hereby grants to Janssen, an exclusive, worldwide, perpetual, fully-sublicenseable (through multiple tiers), fully paid-up (subject to Janssen’s payment of its share of costs and expenses as contemplated below), right and license under the Centyrin Molecule COM Patents in the Janssen Field during the Term. With respect to the license granted to Janssen pursuant to this Section 3.2(b), in the event that Janssen or its Affiliate desires to exercise such license, Janssen shall pay to Poseida a […***…] share of all applicable prosecution and maintenance costs and expenses incurred by Poseida with respect to the Centyrin Molecule COM Patents, provided that in the event that Poseida licenses rights to the Centyrin Molecule COM Patents to one or more Third Parties within a subset of the Poseida Field the share to be paid by Janssen shall be [...***...]. Inclusion of any Third Party intellectual property Controlled by Poseida within the applicable Centyrin Molecule COM Patents would be subject to Janssen assuming all payments attributable to the exercise of these rights to such Third Party that are applicable to such license.

(c) Nothing in this Section shall impact the license grants after termination described in Article X.

3.3 Sublicenses.

(a) Sublicensing. The rights granted under Section 3.1 granted to Poseida by Janssen may be extended or sublicensed to an Affiliate or sublicensed, in whole or in part, to a Third Party so long as a Janssen Licensee conducts all activities using the Centyrin Library. Poseida will, within [...***...] days after signature, provide Janssen with (a) notice of each agreement with a Sublicensee executed by Poseida or any of its Affiliates, (b) the name and address of each Sublicensee, and (c) a description of the rights granted to and the territory covered by each Sublicensee. Poseida shall not be obliged to make such notifications when a sublicense is granted to an Affiliate or a Third Party merely for the purpose of such Third Party’s manufacturing, marketing or distribution on behalf of Poseida or one of its Affiliates of a Licensed Product. Permitted Sublicensees may extend the rights granted under Sections 3.1 to any of their Affiliates, but shall not otherwise have the right to grant further sublicenses without the prior written consent of Janssen, such consent not to be unreasonably withheld.

(b) Performance by Sublicensees. Poseida will be fully responsible for performance by each Affiliate and Sublicensee of its obligations under this Agreement, and any act or omission of its Affiliate or Sublicensee that would be a breach of this Agreement if undertaken by Poseida, shall be deemed a breach of this Agreement by Poseida. Each sublicense granted by Poseida pursuant to this Section 3.3 will contain terms and conditions consistent with

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this Agreement. Without limiting the foregoing, each sublicense agreement will, at a minimum, contain the following provisions: (i) a requirement that any Sublicensee must use a Janssen Licensee for any activities involving the Centyrin Library; (ii) selling Licensed Product submit applicable sales or other reports to Poseida to the extent necessary or relevant to the reports required to be made or records required to be maintained under this Agreement; (iii) an audit requirement as to those Sublicensees selling Licensed Product; and (iv) a requirement that such Sublicensee comply with the confidentiality provisions and restrictions on use with respect to Confidential Information of Janssen consistent with the terms of this Agreement. If Poseida becomes aware of a material breach by an Affiliate or Sublicensee of the rights granted to Poseida, or the obligations of Poseida or a Sublicensee under this Agreement, Poseida will promptly notify Janssen in writing of the particulars of the same, and will use Commercially Reasonable Efforts to enforce the terms of such sublicense.

3.4 Negative Covenants. Poseida covenants that it will not, knowingly enable any of its Affiliates or Sublicensees to, use or practice any of the Licensed Patent Rights or Licenses Technology outside the scope of the licenses granted to it under Section 3.1. Janssen covenants that it will not, knowingly enable any of its Affiliates or sublicensees to, use or practice any of the Centyrin Molecule COM Patents outside the scope of the license granted to it under Section 3.2.

3.5 No Implied Licenses. Except for the licenses expressly granted under this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Know-How disclosed to it under this Agreement or under any Patents owned or Controlled by the other Party or its Affiliates.

3.6 Third Party Licenses. If Janssen obtains, during the Term, a license for any Patent Rights or Know-How from a Third Party that would be included within the scope of the Licensed Technology for which payments would be due to such Third Party on account of such license, then Janssen shall notify Poseida, identifying the relevant Patent Rights or Know-How and such Patent Rights or Know-How, as applicable, will be deemed Licensed Technology, as applicable, only if Poseida provides Janssen with written notice in which (a) Poseida consents to including such Patent Rights or Know-How as Licensed Technology under this Agreement and (b) Poseida agrees to be responsible for (i) all royalty payments due on account of a Licensed Product and all other current and future payments specific to one or more License Products, and (ii) its pro rata share of current and future payments which are reasonably applicable to both Licensed Products and other products or services offered by Janssen or its licensees of such Patents Rights and/or Know-How, in each of (i) and (ii) due to such Third Party on account of the use of such Patent Rights or Know-How in connection with the use, sale, offer for sale, importation, and development, manufacture or commercialization of any Licensed Product in the Field (“Third Party License Expenses”). Should Poseida consent under (a) above and agree to share in the Third Party License Expenses, during the Term, Janssen shall provide Poseida with a written report, not later than […***…] days following the anniversary of the Effective Date describing a reasonably detailed basis for Poseida’s payments to the Third Party licensor in accordance with this Section 3.6. Poseida has the discretion to terminate its license under the Third Party License at any time and upon [...***...] days’ written notice to Janssen provided that Poseida shall be responsible for all Third Party License Expenses due and owing prior to the effective date of such termination, including, without limitation, all royalties which become due

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as a result of Poseida’s exercise of its rights under such licensed Third Party Patent Rights and Know-How while the applicable Third Party license is in effect.

3.7 Right of First Negotiation – Licensed Products. On a Licensed Product by Licensed Product basis, during the Term, Poseida hereby grants to Janssen a right of first negotiation to develop and commercialize any Licensed Product developed by or on behalf of Poseida, which right of first negotiation is granted on the following terms and conditions:

(a) Should Poseida receive a bona fide offer from a Third Party to license or otherwise acquire control of a Licensed Product at any time during the Term, Poseida shall provide Janssen with written notification of such Third Party offer (“Offer Notice”).

(b) At any time prior to 5:00 pm (Eastern Time) on the […***…] day following Janssen’s receipt of an Offer Notice concerning the applicable Licensed Product (the “Offer Period”), Janssen may provide Poseida with a non-binding, good faith written notice expressing Janssen’s desire to license or otherwise acquire control of a Licensed Product (a “Product Interest Notice”).

(c) If (i) Janssen does not provide Poseida with a Product Interest Notice within the Offer Period, or (ii) Janssen does timely provide Poseida with a Product Interest Notice but the Parties do not agree on licensing and financial terms related to the Licensed Product by 5:00 pm (Eastern Time) on the [...***...] day, unless extended by written agreement, following the date of the Offer Notice for the corresponding Licensed Product, then, Poseida may license to or otherwise enter into an agreement with any Third Party with respect to the discovery, research, development and manufacture of the Licensed Product under consideration. (“ROFN Negotiation Period”).

3.8 Restrictions During the ROFN Term, ROFN Offer Period and ROFN Negotiation Period. Poseida will not grant any license (or an option to obtain such a license) to any Third Party to make (other than on Janssen’s or its Affiliates’ behalf), use or sell a particular Licensed Product unless and until the earlier to occur of: (i) the expiry or termination of the Term; (ii) Janssen notifies Poseida that it declines the opportunity to negotiate with Poseida during the applicable Offer Period or ROFN Negotiation Period; (iii) Janssen does not respond to Poseida within the applicable Offer Period; and (iv) expiration of the applicable ROFN Negotiation Period, with respect to such Licensed Product (each of (i) through (iv) an “ROFN Termination Event”).

3.9 Notification Right - Change of Control. In the event that both (a) Poseida commences bona fide discussions with a Third Party concerning the acquisition of a majority controlling interest in Poseida, and (b) Poseida’s board of directors has duly authorized Poseida to discuss the acquisition of a majority controlling interest in Poseida with other Third Parties, then Poseida agrees to provide a one-time written notification to Janssen indicating that it has commenced such discussions. The foregoing notice obligation to Janssen shall be Poseida’s sole obligation under this Section 3.9 and nothing herein shall require or be deemed to require any negotiation, discussion or other obligation by Poseida with respect thereto.

3.10 COC and Dissolution of Product ROFN Rights. Notwithstanding anything to the contrary, Section 3.7, 3.8, 3.9 and 3.11 shall not apply to or otherwise restrict any potential or actual Change of Control of Poseida, and all rights granted to Janssen and its Affiliates under

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Sections 3.7, 3.8, 3.9 and 3.11 shall terminate immediately upon the closing date of any transaction effectuating the Change of Control of Poseida.

3.11 Favored Terms. Following a ROFN Termination Event Poseida will have no further obligation to negotiate with Janssen or its Affiliates with respect to the Licensed Product under consideration. Poseida will be free to negotiate and enter an agreement with a Third Party with respect to the Licensed Product that was the subject of the ROFN Offer Notice. Notwithstanding the foregoing, Poseida agrees that for a period of […***…] months following the ROFN Termination Event Poseida shall not offer a Third Party [...***...]. In the event Poseida wishes to extend such an offer to a Third Party during said [...***...]-month period, Poseida shall be obligated to first make such offer to Janssen. Janssen shall have [...***...] days to notify Poseida if it wishes to initiate negotiations based on the newly proposed terms. If Janssen so elects, the time periods to complete the negotiations set forth in Section 3.7(c) shall apply.

3.12 Janssen’s Right to Request– Centyrin CAR Molecules & Centyrin Therapeutic Molecules.

(a) During the Term, if Janssen or its designated Affiliate wishes to obtain a license in the Janssen Field for certain rights to individual Centyrin CAR Molecules or Centyrin Therapeutic Molecules (for which Poseida has filed an IND), then (i) Janssen shall provide Poseida with a non-binding, good faith written notice expressing Janssen’s desire to license such rights, and (ii) Poseida and Janssen will commence good-faith negotiations to agree on reasonable commercial terms for a royalty-bearing license (as and to the extent available) in the Janssen Field under the Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology, as applicable, associated with such Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) under consideration. For clarity, inclusion of any Third Party intellectual property Controlled by Poseida within the applicable Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology would be subject to Janssen assuming all payments attributable to the exercise of these rights to such Third Party that are applicable to such license. The Parties agree to negotiate in good faith for a period of [...***...] days, which term can be extended by written agreement of the Parties. In the event the Parties are unable to come to terms during such negotiation period, the Parties may terminate negotiations for the applicable Centryin Molecule Other Patents, Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) under consideration.

ARTICLE IV

RESPONSIBILITY; DILIGENCE

4.1 Responsibility. Poseida will, including through its Affiliates and Sublicensees, have sole responsibility for research, Development, manufacture, and Commercialization of Licensed Products in the Poseida Field, in the Territory, subject to its diligence obligations set forth in Section 4.2 below, and will be responsible for all costs and expenses associated with such activities.

4.2 Diligence. Poseida will use Commercially Reasonable Efforts during the Term to perform its research and other activities (a) with the objective of making at least one (1) NME

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Declaration hereunder during the NME Declaration Period and (b) to use the Licensed Technology for sustained application of research and Development activities to obtain Licensed Products. In addition, Poseida will use Commercially Reasonable Efforts during the Term to Develop, manufacture and obtain Marketing Approval for, and Commercialize at least one (1) Licensed Product.

4.3 Failure to Meet Diligence Requirements.

(a) All allegations regarding Poseida’s failure to exercise Commercially Reasonable Efforts shall be governed under the dispute resolution provisions of this Agreement. Each Party shall continue its performance under this Agreement during the period in which any disputes are pending resolution.

(b) In the event that there is a final decision under the dispute resolution provisions holding that Poseida failed to meet its diligence requirement(s) with respect to:

i. the first sentence of Section 4.2 regarding Poseida’s General Diligence Requirements for engaging in activities with the objective of making at least one (1) NME Declaration hereunder during the NME Declaration Period, then Janssen shall have the right to convert the exclusive license granted by Janssen to Poseida under Section 3.1 to non-exclusive upon written notice to Poseida within [*…***…] days of the date of such final decision;

ii. Section 4.2 other than as contemplated by 4.3(b)(i), then this Agreement shall be deemed to have been terminated by Poseida pursuant to Section 10.3 with respect to the particular Licensed Product for which Poseida failed to meet its diligence requirements as of the date of such final decision.

(c) Notwithstanding the notice requirement of Section 10.3, upon any termination of the Agreement contemplated by this Section 4.3, Janssen shall not be required to submit any such notice to Poseida and such termination shall be effective as of the date of such final decision.

4.4 Status Reports. Upon (a) NME Declaration with respect to the Licensed Product for which Poseida makes an NME Declaration and (b) IND filing with respect to all other Licensed Products, Poseida will provide Janssen with a written overview of the development plan for such Licensed Product, which will include reasonable descriptions regarding planned development activities and estimated timelines with respect to such Licensed Product. In addition, Poseida will provide Janssen a summary of proposed commercial activities for the License Product prior to launch thereof and any material updates, in a form and manner as exists within Poseida. Throughout the Term, Poseida shall provide Janssen prior written notice of any recall of Licensed Products which notice shall contain reasonable detail of the nature and scope of such recall.

4.5 Records and Quality. Poseida will maintain complete and accurate records of all work Poseida conducts in the performance of a drug discovery plan and/or Development plan and all results, data, inventions and developments made in the performance of such work. Such records will be in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Upon reasonable prior written notice, Poseida will provide Janssen the right to inspect such records, and will provide copies of all requested records, to the extent

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reasonably required for the performance of Janssen’s rights and obligations under this Agreement or for Janssen’s reasonable quality control purposes. Poseida will cooperate in good faith with respect to the conduct of any inspections by any Regulatory Authority of a Poseida site or a contractor’s site and facilities if such inspection concerns work being performed under a drug discovery plan or Development plan. Janssen shall be given the opportunity to attend any inspections by any Regulatory Authority of Poseida’ or Poseida’ contractor’s site and facilities if such inspections concern work being performed under a drug discovery plan or Development plan, and the summary (or wrap up) meeting with a Regulatory Authority at the conclusion of such site inspection. In the event that during an inspection of the Poseida facilities, the facilities are found by a Regulatory Authority to be non-compliant with one or more GLP, GMP, GCP or current standards for pharmacovigilance practice compliance standards and such facilities are being used to conduct work under a drug discovery plan or Development plan, Poseida will promptly notify Janssen of such finding and will submit a proposed recovery/corrective action plan, including a time line for implementation of the plan, within […***…] days of such notification of non-compliance. If requested by Janssen, Poseida will allow representatives of Janssen to accompany Poseida as part of any audit Poseida conducts of the contract lab Poseida intends to use to conduct the IND-Enabling Toxicology Studies for the first Licensed Product for which Janssen exercises its Option.

ARTICLE V – FINANCIAL TERMS

5.1 Payment Methodology. Unless specified in a provision in this Agreement, all payments made by Poseida to Janssen shall be in accordance with the payment provisions of this Article V.

5.2 Upfront Technology Access Fee. Poseida will pay Janssen US $200,000 within [...***...] days of full execution of this Agreement.

5.3 Option Fee. In the event Janssen seeks to exercise its option rights hereunder, Janssen shall pay Poseida US $[...***...] prior to expiry of the Option Deadline.

5.4 Milestone Payments.

(a) Licensed Product Variants. Variants shall not trigger separate milestone payments for such Licensed Product.

(b) Once Per Licensed Product. Poseida shall make milestone payments to Janssen under the terms of Section 5.5 (for the first Licensed Product) or Section 5.6 (for subsequent Licensed Products). Payments shall be made only once upon the first occurrence of the applicable milestone event for each Licensed Product (subject to Section 5.4(a) with respect to Variants), in a first Indication. If a Licensed Product is only partially progressed through the development milestones but in any event does not complete a Phase III Clinical Trial, and a backup Licensed Product against the identical Target/Targets and using the same method of modulation of such Target(s), replaces such Licensed Product, Poseida shall only be responsible for payments for those development milestones not previously met for the first Licensed Product.

(c) Acceleration of Development Milestone Payments. If any development milestone (i.e., milestones 1 through 4 below) set forth in the table in 5.5 or 5.6 is achieved with respect to a Licensed Product prior to the achievement of an earlier development milestone for such Licensed Product, then all milestone payments due and payable for the earlier milestones

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shall be due and payable simultaneously with the payment for achievement of the later milestone event.

(d) Notice of Milestone Achievement. Poseida will provide written notice along with payment of the applicable Milestone Payment to Janssen as soon as possible and not later than […***…] days of each achievement of a development or sales milestone.

5.5 Milestone Payments – First Licensed Product. Subject to the terms of this Article V, Poseida will pay Janssen the following amounts upon achievement of the corresponding milestone events with respect to the initial Licensed Product:

Event	Payment
Commencement of GLP toxicity studies	US$	[...***...]
IND filing in major market	US$	[...***...]
Dosing of first patient in Phase II	US$	[...***...]
Dosing of first patient in Phase III	US$	[...***...]
Receipt of Regulatory Approval in US	US$	[...***...]
Receipt of Regulatory Approval in EU	US$	[...***...]
Annual Net Sales of One Billion USD	US$	[...***...]

5.6 Milestone Payments – Subsequent Licensed Products. Subject to the terms of this Article V, Poseida will pay Janssen the following amounts upon achievement of the corresponding milestone events for all Licensed Products subsequent to the first Licensed Product:

Event	Payment
Commencement of GLP toxicity studies	US$	[...***...]
IND filing in major market	US$	[...***...]

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Event	Payment
Dosing of first patient in Phase II	US$	[...***...]
Dosing of first patient in Phase III	US$	[...***...]
Receipt of Regulatory Approval in US	US$	[...***...]
Receipt of Regulatory Approval in EU	US$	[...***...]
Annual Net Sales of One Billion USD	US$	[...***...]

5.7 Royalties. During the Royalty Term, Poseida shall pay Janssen the royalties on a Licensed Product-by-Licensed Product, and country-by-country basis, as described in the tables below. The royalty rates are dependent on whether there is a Valid Claim present (as reflected by a “(+) Valid Claim”) or if there is not a Valid Claim present with respect to the applicable Licensed Product in the applicable country in which such Net Sales occur (as reflected by a “(-) Valid Claim”).

Annual Net Sales Range	Royalty Rate (+) Valid Claim	Royalty Rate (-) Valid Claim
Up to $500M	[...***...]%	[...***...]%
Greater than $500M but less than $1B	[...***...]%	[...***...]%
Greater than $1B	[...***...]%	[...***...]%

5.8 Royalty Term. Poseida shall pay royalties on a Licensed Product-by-Licensed Product, and country-by-country basis, until the later of (a) ten (10) years from the First Commercial Sale of such Licensed Product in such country; (b) the last to expire Valid Claim in such country; or (c) expiry of Regulatory Exclusivity granted by the prevailing Governmental Authority for the Licensed Product in such country (the “Royalty Term”). The same royalty rate shall apply irrespective of whether one or more components of the Licensed Technology are applied to generate a Licensed Product.

5.9 Royalty Reduction – Non-Exclusive License. In the event that Poseida’s exclusive license converts to a non-exclusive license pursuant to Section 4.3(b)(i), the royalty rates described in Section 5.7 shall be reduced by [...***...].

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5.10 Royalty Reduction – Third Party IP. The royalty rates described in Section 5.7 shall be reduced by up to […***…] for any Third Party intellectual property used by Poseida required for the research, Development, manufacturing, Commercialization for Licensed Products. Under no circumstances shall the royalties due to Janssen under Sections 5.7 or 5.9 be reduced by more than […***…] under this Section. Notwithstanding the foregoing, […***…] of all payments, costs and expenses (including, without limitation, licensing fees, milestones, royalties, upfronts, court imposed costs, damages etc.) for Third Party intellectual property covering the composition of matter and/or use of each Janssen Centyrin required for the research, Development, manufacturing, Commercialization for Licensed Products under this Agreement shall be borne by Janssen.

5.11 Early Generic Product Entry. For a given Licensed Product, if in a given country within the Territory (i) entry of a Generic Product has occurred and subsequently the sales of the Licensed Product have declined by […***…] or more as compared to the two consecutive Calendar Quarters immediately prior to such Generic Product entry, then the royalty payments due to Janssen for such Licensed Product in such country shall be reduced by […***…]; or (ii) entry of a Generic Product has occurred and subsequently the sales of the Licensed Product have declined by […***…] or more compared to the two consecutive Calendar Quarters immediately prior to such Generic Product entry, then […***…] shall be due to Janssen for such Licensed Product in such country. Such reduction shall be first applied with respect to such country starting with sales in the Calendar Quarter following the entry of such Generic Product. In the event that Poseida has reduced its royalty payments or ceased paying the royalty payments pursuant to this Section, and thereafter a court of competent jurisdiction determines that the Licensed Technology and/or Licensed Patent Rights, or any Patent Rights thereto, is valid and infringed by the Generic Product, Poseida shall resume making royalty payments at the full amount as of the date of such court order.

5.12 Sublicensing Revenue Sharing. In the event that Poseida grants a sublicense prior to conducting a Phase II study for the first Licensed Product, Poseida shall pay Janssen […***…] of all compensation (except as provided below) received by Janssen for the grant of a sublicense under the Licensed Patents. This obligation shall not apply to any amounts received as support for research and development activities, as a loan, for the purchase of an equity interest in Poseida, as reimbursement for patent costs, as earned royalties on sales, or as consideration for the grant of rights to intellectual property and/or materials that are not claimed by the Licensed Patents.

5.13 Payment Terms. Unless otherwise specified hereunder, Poseida shall make payments required hereunder to Janssen within […***…] days from the date an invoice is received by Poseida. All payments due hereunder shall be made by electronic transfer, by Poseida or an Affiliate on its behalf, to the bank account identified below or such other bank account as Janssen may designate in writing to Poseida. Any payments due and payable under this Agreement on a date that is not a Business Day may be made on the […***…] Business Day. If, at any time, legal restrictions prevent the prompt remittance of part of or all of any payments due hereunder, Poseida shall have the right and option to make such payments by depositing the amount thereof in local currency to Janssen’s account in a bank or depository in such country or by using such lawful means or methods as Poseida may reasonably determine.

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TO: Bank of America

335 Madison Ave

New York, NY

ROUTING & TRANSIT #:

[…***…]

CREDIT ACCOUNT #: Account # [...***...]

FOR CREDIT OF: Janssen Biotech, Inc.

BY ORDER OF: Poseida Therapeutics Inc.

5.14 Poseida Royalty Reporting

(a) Quarterly. For the duration of the Term, and commencing with the First Commercial Sale of each Licensed Product in the Territory, Poseida shall furnish to Janssen written reports (hereinafter the “Quarterly Financial Report”), in the form specified in Exhibit B within forty-five (45) calendar days following the end of each Calendar Quarter, for which royalties are due, in the Territory, on a Licensed Product-by-Licensed Product and country-by-country basis,: (i) Net Sales in local currency of all Licensed Products sold during the relevant Calendar Quarter by Poseida, its Affiliates and its Sublicensees in the Territory and Net Sales in United States Dollars (USD) translated from local currency using the conversion calculation contemplated by Section 5.17 prior to calculating the royalty payable; and (ii) a calculation of the royalties which shall have accrued hereunder in respect to Net Sales in determining the amount due.

(b) Annually. For the duration of the Term, and commencing with the First Commercial Sale of Licensed Product in the Territory, Poseida shall furnish to Janssen written reports (hereinafter the “Yearly Financial Report”), in the form specified in Exhibit C, within [...***...] calendar days following the end of each Calendar Year, for which royalties are due in the Territory as a total: (i) the Net Sales in local currency of all Licensed Products sold during the relevant Calendar Year and Net Sales in USD translated from local currency using the conversion calculation contemplated by Section 5.17 prior to calculating royalty payable; and (ii) the royalties which shall have accrued hereunder in respect to Net Sales in determining the amount due.

5.15 Royalty Payments. Concurrent with the reports provided in Section 5.13(a), Poseida will pay royalties due on Net Sales received in a Calendar Quarter within [...***...] days of the end of such Calendar Quarter in USD. Any amount payable hereunder to Janssen, which has not been paid by the date on which such payment is due, shall bear interest from such

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date until the date on which such payment is made, at an annual interest rate equal to lower of the sum of the One Month LIBOR rate of interest in force on the date the payment is due as published in The Wall Street Journal (Eastern United States Edition) plus two hundred (200) basis points or the maximum rate of interest permissible by applicable law.

5.16 Taxes.

(a) Poseida will make all payments to Janssen under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by applicable law in effect at the time of payment.

(b) Any Tax required to be withheld on amounts payable under this Agreement will be paid by Poseida on behalf of Janssen to the appropriate Governmental Authority, and Poseida will furnish Janssen with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by Janssen. If any such Tax is assessed against and paid by Poseida, then Janssen will indemnify and hold harmless Poseida from and against such Tax.

(c) Poseida and Janssen will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Poseida to secure a reduction in the rate of applicable withholding Taxes. On the Effective Date, Janssen will deliver to Poseida an accurate and complete Internal Revenue Service Form W-9.

5.17 Currency. All dollar ($) amounts specified in this Agreement are United States dollar amounts. Unless otherwise agreed to by the Parties, all payment to be made hereunder by one Party to the other Party shall be computed and paid in U.S. dollars. With respect to sales of a Licensed Product invoiced in a currency other than U.S. dollars such amounts payable will be expressed in the U.S. dollar equivalent calculated by applying Poseida’s customary and usual conversion procedures used in preparing its financial statements pursuant to GAAP for the applicable period. Poseida will disclose sales in its original reporting currency and the U.S. Dollars exchange rate used for the Quarterly Financial Report and the Yearly Financial Report.

5.18 Blocked Payments. If, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for Poseida or any of its Affiliates or Sublicensees to move revenues related to Licensed Product out of such country, Poseida will promptly notify Janssen of the conditions preventing such transfer, and royalties on the affected Net Sales shall, in lieu of payment under Article V, be deposited in local currency in the relevant country to the credit of Janssen in a recognized banking institution in such county designated by Janssen or, if none is designated by Janssen within a period of […***…] days, in a recognized banking institution in such county selected by Poseida or its Affiliates or Sublicensees, as the case may be, and identified in a notice given to Janssen. Any costs connected with this Section 5.18 shall be borne by […***…].

5.19 Records and Audits. Poseida will, and will cause its Affiliates and Sublicensees to keep complete and accurate records in sufficient detail to confer the accuracy of the calculations of Net Sales and royalty payments, and the achievement of milestone events, generated in the then current Calendar Year, and during the preceding […***…] Calendar Years. Janssen will have the right, once annually at its own expense, to have a nationally recognized, independent, certified public accounting firm, selected by it and reasonably acceptable to

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Poseida, review any such records of Poseida and its Affiliates and Sublicensees (the “Audited Party”) in the location(s) where such records are maintained by the Audited Party upon reasonable written notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made and deductions taken hereunder. No Calendar Year will be subject to audit under this Section more than once. Poseida will receive a copy of each such report concurrently with receipt by Janssen. In the event such inspection leads to the discovery of a discrepancy to Janssen’s detriment, Poseida will, within […***…] days after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy. Janssen will pay the [...***...] of the audit, provided, however, if such audit uncovers an underpayment of royalties or milestone payments by Poseida that exceeds [...***...] of the total royalties and milestones owed for the period under audit, then the [...***...] of such audit shall be paid by Poseida. Any undisputed overpayment of royalties by Poseida revealed by an examination will be paid by Janssen at Poseida’s discretion either as a (i) credit against future royalties owed or (ii) within [...***...] days of Janssen’s receipt of the applicable report. Any disagreement regarding the results of any audit conducted under this Section will be subject to the dispute resolution provisions set forth in Article XI. Janssen shall keep adequate books and records of accounting for all expenses billed to Poseida. For the [...***...] years following the end of the Calendar Year to which each pertains, such books and records of accounting will be kept at Janssen’s principal place of business and will be open for inspection during normal business hours and upon reasonable written notice by an independent certified accountant selected by Poseida, and which is reasonably acceptable to Janssen, for inspecting the expenses billed to Poseida under this Agreement. In no event may such inspections be conducted hereunder more frequently than [...***...] every [...***...] months.

ARTICLE VI

INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION

AND RELATED MATTERS

6.1 Ownership.

(a) Poseida Technology shall be solely owned by Poseida. To the extent Janssen, its Affiliates or sublicensees and their respective personnel or agents have an inventive contribution to Patent Rights, or other rights, title or interest within or to the Poseida Technology, Janssen hereby assigns, and shall cause to be assigned, all of its, its Affiliates’ and sublicensees’ rights, title and interest in and to the foregoing to Poseida.

(b) The Licensed Technology and Janssen Centyrins shall be solely owned by Janssen.

6.2 Prosecution and Maintenance of Patent Rights.

(a) Licensed Technology. Janssen shall have the sole right, at Janssen’s discretion, to file, Prosecute, and maintain (including the defense of any interference, inter partes review, post grant review, or opposition proceedings) all Licensed Patent Rights in Janssen’s name. With respect to Licensed Patent Rights Covering Licensed Products, Janssen shall provide Poseida with periodic updates, and at least annually, regarding the progress of any

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intellectual property matters that could reasonably be expected to adversely impact the scope of the licenses granted to Poseida under this Agreement. At Poseida’s request and expense, Janssen shall provide Poseida with copies of all substantive prosecution papers related to Licensed Patent Rights that Cover Licensed Products. Poseida shall reimburse Janssen […***…] (with respect to Janssen and its exclusive licensees of the applicable Patent Rights) of costs and expenses incurred by Janssen for the filing, Prosecution and maintenance of the Licensed Patent Rights (including, without limitation, any Patent Rights in-licensed under this Agreement) in the Poseida Field, in the Territory, as mutually agreed by the Parties. All such amounts shall be payable within [...***...] days of Poseida’s receipt of invoice with respect to such costs and expenses.

(b) Poseida Technology. During the Term, Poseida shall have the sole right, at Poseida’s discretion and expense (subject to Section 3.2(b)), to file, Prosecute, and maintain (including the defense of any interference, post grant review, or opposition proceedings) Patent Rights within the Poseida Technology, in Poseida’s or its designated Affiliate’s name. Janssen shall, [...***...] (subject to Section 3.2(b)), use Commercially Reasonable Efforts to make available to Poseida, or its authorized attorneys, agents or representatives, Janssen employees, as Poseida deems reasonably necessary to assist Poseida in procuring patent protection or defending any Poseida Technology that involves a description or reference to the Licensed Technology.

6.3 Patent Term Extensions. Janssen agrees to cooperate with Poseida in gaining patent term extension (including those extensions available under U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of Member States of the EU and other similar measures in any other country) wherever applicable to Licensed Patent Rights under this Agreement that Cover the Licensed Product in the Territory. Poseida shall have sole control of all strategy decisions regarding patent term extensions for Poseida Patent Rights. Janssen shall have sole control of all strategy decisions regarding patent term extensions for Licensed Patent Rights. Expenses incurred under this Section 6.3 shall be borne by Poseida.

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

6.4 Patent Certification and Notices. Poseida shall be responsible for determining the strategy with respect to certifications, notices and patent enforcement procedures under the Hatch-Waxman Act and the Biologics Price Competition and Innovation Act of 2009 (hereinafter the “BPCIA”). Janssen shall cooperate, as reasonably requested by Poseida, in connection with the foregoing. Janssen hereby authorizes Poseida to (a) provide in any BLA or in connection with the BPCIA, a list of patents which includes Licensed Patent Rights within the Licensed Technology that Cover the Licensed Product and such other information as Poseida believes is appropriate; (b) exercise any rights that may be exercisable by Poseida as patent owner under the Hatch-Waxman Act or the BPCIA and (c) exercising any rights that may be exercisable by Poseida as reference product sponsor under the BPCIA, including, (i) providing a list of patents that relate to the Licensed Product including Licensed Patent Rights, (ii) engaging in the patent resolution provisions of the BPCIA, and (iii) determining which patents will be the subject of immediate patent infringement action under Section 351(l)(6) of the BPCIA.

6.5 Third Party Infringement.

(a) Notices. Each Party will promptly report in writing to the other Party any (i) known or suspected infringement of any Licensed Patent Rights or Centyrin Molecule COM Patents, or (ii) unauthorized use or misappropriation of any Licensed Technology, Know-How or Centyrin Molecule COM Patents, by a Third Party, of which such Party becomes aware, in each case only to the extent relevant to the research, development, manufacture, commercialization or use of Licensed Product in the Poseida Field, and with respect to the Centyrin Molecule COM Patents, Licensed Products in the Poseida Field and/or products in the Janssen Field, in the Territory, and will provide the other Party with all available information evidencing such infringement, or unauthorized use or misappropriation.

(b) Janssen Right to Enforce Certain Patent Rights. Janssen or its designated Affiliate will have the right, but not the obligation, to initiate a lawsuit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement, or otherwise protect or enforce rights under the Licensed Patent Rights and the licenses and rights granted to Janssen under this Agreement with respect to Centyrin Molecule COM Patents against a Third Party who is researching, making, using, selling or importing a product in the Poseida Field (with respect to the Licensed Patent Rights) and the Janssen Field (with respect to the Centyrin Molecule COM Patents), in a country within the Territory that appears to infringe rights under the Licensed Patent Rights and/or Centyrin Molecule COM Patents, as applicable. Janssen agrees to provide notice to Poseida of Janssen’s intended actions with respect to Licensed Patent Rights and Centyrin Molecule COM Patents Covering the making, using, selling and/or importing Licensed Products (with respect to the Licensed Patent Rights) and products (with respect to the Centyrin Molecule COM Patents) and will keep Poseida reasonably apprised of the status of any such proceedings. Poseida and such Affiliates and Sublicensee will execute such legal papers and cooperate in the prosecution of suit with respect to Licensed Patent Rights and Centyrin Molecule COM Patents contemplated under this Section as may be reasonably requested by Janssen; provided, that Janssen will promptly reimburse all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by Poseida and such Affiliates or Sublicensees in connection with assisting with or joining such suit and providing such other requested cooperation.

(c) Poseida Rights if Janssen Elects Not to Proceed.

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i. If Janssen does not initiate a lawsuit or take other appropriate action pursuant to Section 6.5(b) against a Third Party infringer engaging in activities that could materially adversely impact the scope and value of the licenses and rights granted to Poseida under this Agreement with respect to Licensed Patent Rights Covering Licensed Products, then Janssen may (in its sole and reasonable discretion) within […***…] days after knowledge of such infringement or misappropriation, or within [...***...] days before any statutory or regulatory deadline for filing such suit, permit Poseida the immediate right to elect to reimburse Janssen for all costs and expenses (including reasonable attorneys’ fees and expenses) to initiate a lawsuit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement, or otherwise to protect or enforce the relevant Licensed Patent Rights. In the event that Janssen has offered such reimbursement rights to Poseida, and Poseida has elected to cover all such costs and expenses, then Janssen agrees to proceed with such action. Poseida and its Affiliates and Sublicensees shall not be allowed to enter into any settlement to the detriment of Janssen without the prior written consent of Janssen which shall not be unreasonably withheld.

ii. If Janssen does not initiate a lawsuit or take other appropriate action pursuant to Section 6.5(b) against a Third Party infringer engaging in activities that could materially adversely impact the scope and value of the licenses and rights granted to Janssen under this Agreement with respect to Centyrin Molecule COM Patents in the Janssen Field, then Janssen shall promptly, and in any event, no later than [...***...] days after knowledge of such infringement or misappropriation, or within [...***...] days before any statutory or regulatory deadline for filing such suit, notify Poseida, and thereafter Poseida shall have the sole right (in its discretion), but not the obligation, to initiate such lawsuit or take such other action with respect to the Centyrin Molecule COM Patents in the Janssen Field. Janssen and its Affiliates will execute such legal papers and cooperate in the prosecution of suit with respect to Centyrin Molecule COM Patents contemplated under this Section as may be reasonably requested by Poseida; provided, that Poseida will promptly reimburse all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by Janssen and such Affiliates in connection with assisting with or joining such suit and providing such other requested cooperation.

(d) Right to Enforce Know-How. Responsibility for preventing or abating actual or threatened misappropriation of, or otherwise protecting Know-How under the Licensed Technology will be determined in the same manner as the right to enforce certain Patent Rights under this Section 6.5. The protecting Party shall keep the other Party informed of the status of all such protecting activities, and shall consider in good faith all comments of the other Party regarding any aspect of such protecting activities.

(e) Conduct of Certain Actions; Costs. The Party initiating litigation under this Section 6.5 will have the sole and exclusive right to select counsel for any litigation initiated by it pursuant to this Section. The initiating Party will assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by it pursuant to this Section, including the fees and expenses of the legal counsel selected by it.

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(f) Recoveries.

i. If Poseida reimburses Janssen for all costs and expenses for litigation as permitted in accordance with Sections 6.5(c), any damages, settlements, accounts of profits, or other financial compensation actually paid to Poseida by a Third Party based upon such litigation, after deducting Poseida’s actual out of pocket expenses (including reasonable attorneys’ fees and expenses) incurred in pursuing such litigation (such net amount, the “Recovery”), […***…].

ii. If Janssen initiates litigation pursuant to Section 6.5(b) with respect to Licensed Patent Rights or Know-How, Janssen may retain [...***...] damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party based upon such litigation.

iii. If Janssen initiates litigation pursuant to Section 6.5(b) with respect to Centyrin Molecule COM Patents, Janssen shall pay to Poseida [...***...] of all damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party based upon such litigation after deduction of Janssen’s costs contemplated by Section 6.5(e).

iv. If Poseida initiates litigation pursuant to Section 6.5(c)(ii) with respect to Centyrin Molecule COM Patents, Poseida may retain [...***...] damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party based upon such litigation.

6.6 Patent Invalidity Claim. Each of the Parties will promptly notify the other Party in the event of any legal or administrative action by any Third Party against Licensed Patent Rights or any Patent Rights under the Centyrin Molecule COM Patents, or any notice with respect to such patent rights, of which it becomes aware, including any nullity, revocation, reexamination or compulsory license proceeding. Responsibility for defending against any such action with respect to the Licensed Patent Rights shall be determined in the same manner as enforcement of the relevant Patent Rights pursuant to this Article VI. Poseida shall have the sole and exclusive right, but not the obligation, for defending against any such action with respect to the Centyrin Molecule COM Patents.

6.7 Third Party Infringement Claims. If a Party becomes aware of any claim that the research, development, manufacture or commercialization of a Licensed Product infringes the Patent Rights of any Third Party in the Territory, such Party shall promptly notify the other Party. Poseida shall have the first right to control the defense against such claims of infringement at its sole cost with respect to the Licensed Products (but specifically excluding any Licensed Patent Rights). Poseida shall not admit any infringement or acknowledge the validity of any Third Party Patent Rights with respect to the use and application of the Licensed Technology that may have been used in the generation of, or Covers the use, manufacture, sale, or other commercialization activities associated with, the accused Licensed Product without Janssen’s prior written consent which shall not be unreasonably withheld.

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6.8 Efforts to Limit Adverse Impact. With respect to each Party’s prosecution, maintenance, enforcement and defense efforts under this Article VI, each Party shall use reasonable good faith efforts to limit the adverse impact of such action in the other Party’s field of use.

ARTICLE VII

CONFIDENTIALITY

7.1 Confidential Information. During the Term and for a period of […***…] years after any termination or expiration of this Agreement, each Party (the “receiving Party”) agrees to keep in confidence and not to disclose to any Third Party, or use for any purpose, except, in each case, pursuant to, and in order to carry out, the terms and objectives of this Agreement (which, in the case of Poseida and its Affiliates and Sublicensees, includes activities contemplated by the licenses granted in Section 3.1) or as otherwise specifically permitted under this Agreement, any Confidential Information of the other Party (the “disclosing Party”). Following such [...***...] year period, with respect to Confidential Information that the disclosing Party treats as a trade secret, the receiving Party’s confidentiality obligations shall continue for so long as such Confidential Information constitutes a trade secret under applicable law. The terms of this Agreement will be considered Confidential Information of both Parties, subject to permitted disclosures as set forth in this Article VII. The restrictions on the disclosure and use by the receiving Party of Confidential Information of the disclosing Party set forth in the first sentence of this Section 7.1 will not apply to any Confidential Information of the disclosing Party that:

i. was known by the receiving Party, without obligation of confidentiality or non-use, prior to disclosure by the disclosing Party under this Agreement (as evidenced by the receiving Party’s written records or other competent evidence);

ii. is or becomes part of the public domain through no fault of the receiving Party;

iii. is subsequently disclosed to the receiving Party by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party and provided such Third Party is not disclosing such information on behalf of the disclosing Party; or

iv. is independently developed by personnel of the receiving Party who did not have access to the Confidential Information and without reference to or use of the Confidential Information (as evidenced by the receiving Party’s written records or other competent evidence) and other than in connection with activities under this Agreement.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

In addition, if either Party is required to disclose Confidential Information of the other Party by regulation, law or legal process, including by the rules or regulations of the United

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States Securities and Exchange Commission or similar regulatory agency in any country or of any stock exchange or NASDAQ, such Party shall wherever possible provide at least […***…] Business Days prior written notice, along with a copy of such intended disclosure, to such other Party, will consider in good faith the other Party’s comments, will disclose only such Confidential Information of such other Party as is required to be disclosed (or as the receiving Party reasonably determines is necessary) and will cooperate in the disclosing Party’s efforts to obtain a protective order or to limit the scope of the required disclosures. Notwithstanding anything in this Agreement to the contrary, either Party may disclose to bona fide potential or existing investors or lenders, potential acquirers/acquirees, and, in the case of Poseida, to potential and existing Sublicensees, and, as to either Party, to such Party’s consultants and advisors, the existence and terms of this Agreement to the extent necessary in connection with a proposed equity or debt financing of such Party, or a proposed acquisition or business combination or for purposes related to this Agreement, so long as such recipients are bound in writing to maintain the confidentiality of such information.

7.2 Permitted Disclosures. Each Party agrees that it and its Affiliates will provide or permit access to Confidential Information received from the other Party and such Party’s Affiliates and representatives only to the receiving Party’s employees, consultants, advisors and bona fide potential acquirers and potential investors, and, in the case of Poseida as the receiving Party, to service providers, investigators, Third Party contractors, potential and existing Sublicensees and distributors, in each case who are subject to obligations of confidentiality and non-use that would apply to such Confidential Information and are at least as stringent as the obligations applicable to the receiving Party under this Agreement, provided that with respect to bona fide potential investors the foregoing requirements shall be satisfied upon the Party using Commercially Reasonable Efforts to obtain confidential treatment of such Confidential Information. Janssen and Poseida shall each remain responsible for any failure by its Affiliates, and its and its Affiliates’ respective employees, consultants, advisors and permitted contractors, licensors, sublicensees and distributors, to treat such Confidential Information as required under this Article VII (as if such Affiliates, employees, consultants, advisors, contractors, licensors, sublicensees and distributors were Parties directly bound to the requirements of Article VII). Each Party may also disclose Confidential Information of the disclosing Party to Regulatory Authorities and other governmental authorities, but solely in connection with the activities contemplated by this Agreement. Furthermore, each Party may disclose Confidential Information to the extent necessary in connection with patent filings.

7.3 Publicity. Neither Party will issue a press release, statement, or public announcement relating to the terms of this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, except that (a) Poseida may issue a press release in the form to be mutually agreed by the Parties and added as Exhibit D no later than [...***...] Business Days after the Effective Date, in its name only; (b) a Party may issue such press release or public announcement if the contents of such press release or public announcement are consistent with a previously approved press release or have otherwise previously been made public other than through a breach of this Agreement, (c) Poseida may issue a press release related to the achievement of other Regulatory Approvals in the Territory as they occur and to the receipt of milestone payments provided that it gives Poseida prior written notice; and (d) a Party may issue such a press release or public announcement if required by applicable law, including by the rules or regulations of the United

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States Securities and Exchange Commission (SEC) or similar regulatory agency in a country other than the United States or of any stock exchange or NASDAQ; provided that such Party wherever possible complies with the notice and review provisions set forth in this Section. During the Term of this Agreement, in the event either Party is required by applicable law to publicly disclose any of the results generated by Poseida or any of its Affiliates or Sublicensees or any information provided by Poseida related to Licensed Product or either Party is required by applicable law to disclose the terms of this Agreement, such Party will wherever possible give the other Party at least […***…] Business Days’ prior written notice, will provide to such other Party a copy of the required disclosure, will, if requested by such other Party, to the extent permitted by applicable law, request confidential treatment of any financial and other materials terms of this Agreement not previously disclosed under this Section, and will consider in good faith any other comments of such other Party on such public disclosure.

7.4 Return of Confidential Information. Upon termination of this Agreement, the receiving Party shall, at the request of, and as directed by, the disclosing Party, return or destroy Confidential Information of the disclosing Party in the receiving Party’s possession, and shall destroy any reports or notes in receiving Party’s possession to the extent containing the disclosing Party’s Confidential Information, and any electronic copies of any of the foregoing, provided that (a) the receiving Party may retain one (1) copy of Confidential Information of the disclosing Party for archival purposes, and (b) neither Party shall be required to return or destroy copies of the other Party’s Confidential Information stored on automatically created system back-up media, provided that all such retained Confidential Information shall continue to be subject to all confidentiality obligations hereunder.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

8.1 Mutual Representations. Each Party hereby represents and warrants to the other Party, as of the Effective Date, as follows:

(a) It is duly organized and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) The execution, delivery and performance of this Agreement by such Party has been duly and validly authorized and approved by proper corporate action on the part of such Party. Such Party has taken all other action required by applicable law, its certificate of incorporation or by-laws or any agreement to which it is a party or by which it or its assets are bound, to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of the other Party, this Agreement constitutes a legal, valid and binding obligation of such Party.

(c) The execution and delivery of this Agreement, and the performance as contemplated hereunder, by such Party will not violate, in any material way, any applicable law.

(d) Neither the execution and delivery of this Agreement nor the performance hereof by such Party requires such Party to obtain any permit, authorization or consent from any governmental authority (except for any Regulatory Approvals, pricing or reimbursement approvals, manufacturing-related approvals or similar approvals necessary for development,

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manufacture or commercialization of Licensed Products) and such execution, delivery and performance by such Party under this Agreement, does not conflict in any material fashion with the terms of any agreement, instrument, understanding or contract to which such Party may be a party existing as of the Effective Date.

(e) Neither Party nor any of its Affiliates has been debarred or is subject to debarment, and Janssen has not to its knowledge used in any capacity in connection with the development or manufacture of Licensed Product prior to the Effective Date, any person or entity who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section.

8.2 Janssen’s Representations and Warranties. Janssen hereby makes the following representations and warranties to Poseida as of the Effective Date:

(a) Janssen has not granted any Third Party any rights under the Licensed Technology that would conflict with the rights granted hereunder.

(b) Janssen has the right to grant to Poseida licenses set forth in Article III of this Agreement.

(c) Exhibit A contains a complete and correct list of all Licensed Patent Rights existing as of the Effective Date.

(d) To Janssen’s knowledge, no Third Party is infringing any of the Licensed Patent Rights identified on Exhibit A.

(e) Janssen has not received any written notice of (i) any claim that any patent or trade secret right owned or Controlled by a Third Party would be infringed or misappropriated by the manufacture, use, sale, offer for sale or importation of Licensed Products in the Poseida Field as contemplated by this Agreement, or (ii) any threatened administrative proceedings or litigation seeking to invalidate or otherwise challenge the Licensed Patent Rights.

(f) None of the Licensed Patent Rights is the subject of any pending re-examination, opposition, interference or litigation proceedings.

(g) To Janssen’s knowledge, there have been no inventorship or ownership challenges with respect to any of the Licensed Patent Rights.

(h) There are no material agreements in existence as of the Effective Date pursuant to which a Third Party has licensed to Janssen any Licensed Patent Rights or pursuant to which Janssen or any of its Affiliates has otherwise acquired any Licensed Patent Rights from a Third Party.

8.3 Compliance with Law. Each Party shall comply with all applicable laws in its performance of activities contemplated under this Agreement.

8.4 No Warranty. Poseida understands that the Licensed Technology and Licensed Products are the subject of ongoing clinical research and development and that Janssen cannot assure the safety or usefulness of any Licensed Technology or Licensed Product. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE VIII, NEITHER PARTY HERETO MAKES ANY REPRESENTATIONS AND NEITHER PARTY EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY OR

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OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING ANY LICENSED PRODUCT), INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. POSEIDA DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT, IF COMMERCIALIZED, ANY PARTICULAR SALES LEVEL WILL BE ACHIEVED.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification by Poseida. Poseida will indemnify, hold harmless, and defend Janssen, its Affiliates, and their respective directors, officers, employees and agents (the “Janssen Indemnitees”) from and against any and all damages, liabilities, costs, claims, losses, expenses and amounts paid in settlement (collectively, “Losses”) incurred in connection with any Third Party claim arising out of or resulting from, directly or indirectly; (a) any material breach of any representation or warranty made by Poseida in this Agreement, or any material breach or violation of any term of this Agreement by Poseida, its Affiliates’, Sublicensees’, or subcontractors’; (b) the negligence or willful misconduct of Poseida, its Affiliates and their respective Sublicensees, and subcontractors and their respective directors, officers, employees and agents; (c) the research, development, manufacture, commercialization, importation or use of a Licensed Product by or on behalf of Poseida and its Affiliates, subcontractors, distributors and Sublicensees in the Territory under this Agreement, including, without limitation, Janssen’s Losses based upon product liability; and (d) the use by a Third Party of any Licensed Product sold or otherwise provided by Poseida, its Affiliates, Sublicensees, subcontractors or distributors; and (e) Poseida’s, its Affiliates’, Sublicensees’, or subcontractors’ performance of Poseida’s obligations under this Agreement, including, practice of any license or sublicense granted hereunder. Notwithstanding the foregoing or anything in this Agreement to the contrary, Poseida will have no obligation to indemnify the Janssen Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any material breach of any representation or warranty made by Janssen in this Agreement; any material breach of any term of this Agreement by Janssen; or the negligence or willful misconduct of any of the Janssen Indemnitees.

9.2 Indemnification by Janssen. Janssen will indemnify, hold harmless, and defend Poseida, its Affiliates and their respective directors, officers, employees and agents (the “Poseida Indemnitees”) from and against any and all Losses incurred in connection with any Third Party claim arising out of or resulting from, directly or indirectly, (a) any material breach of any representation or warranty made by Janssen in this Agreement, or any material breach or violation of any term of this Agreement by Janssen; or (b) the negligence or willful misconduct of any Janssen Indemnitee. Notwithstanding the foregoing, or anything in this Agreement to the contrary, Janssen will have no obligation to indemnify the Poseida Indemnitees for any Losses as to which Poseida is obligated to indemnify Janssen under Section 9.1.

9.3 Indemnification Procedure. In the event of any such claim against any Poseida Indemnitee or Janssen Indemnitee (individually, an “Indemnitee” or “indemnified Party”), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The indemnified Party will cooperate with the indemnifying Party and may, at the

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indemnifying Party’s option and expense, be represented in any such action or proceeding. The indemnifying Party will not be liable for any settlements entered into by any Indemnitee without the indemnifying Party’s prior written authorization. Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in this Article IX may apply, the indemnifying Party will promptly notify the Indemnitees, who shall then have the right to be represented in any such action or proceeding by separate counsel at their expense; provided that the indemnifying Party will be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party.

9.4 Limitation of Liability. EXCEPT WITH RESPECT TO (a) THE UNAUTHORIZED EXPLOITATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY, (b) A BREACH OF EACH PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE VII, OR (c) THE PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 9.1 AND 9.2, NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

ARTICLE X

TERM AND TERMINATION

10.1 Term. This Agreement will become effective as of the Effective Date, and will continue in full force and effect until the last to expire Royalty Term, unless earlier terminated in accordance with this Article X (“Term”). Upon expiration of the Term under the preceding sentence (but not earlier termination of this Agreement) the licenses granted to Poseida hereunder will convert to perpetual, fully paid-up, non-royalty-bearing, non-exclusive licenses.

10.2 Termination for Convenience.

(a) Poseida has the right to terminate this Agreement (a) during the NME Declaration Period, in whole, or (b) following the NME Declaration Period, in whole, or on a Licensed Product-by-Licensed Product basis, in each of (a) and (b) at any time and for any reason upon at least sixty (60) days’ prior written notice to Janssen.

(b) Janssen has the right to terminate its obligation to support and maintain the Janssen Centyrin Library at any time during the Term. In the event, Janssen elects to discontinue support and maintenance of the Janssen Centyrin Library, it shall so notify Poseida in writing. As of the date of such notice, Poseida shall, at Poseida’s option, become a Janssen Licensee whereby, as of such date, Janssen hereby grants Poseida a limited license under the Licensed Technology to establish, maintain, and interrogate the Janssen Centyrin Library for Centyrins for use in the Poseida Field. For a period of at least ninety (90) days, or such other period as agreed by the Parties in writing, following Poseida’s receipt of such notice, Janssen shall reasonably assist Poseida, at no additional cost to Poseida, with any technology transfer necessary to establish the Janssen Centyrin Library within Poseida or a Poseida Affiliate.

10.3 Termination for Cause. This Agreement may be terminated at any time during the Term upon written notice by either Party if the other Party is in material breach of its obligations

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hereunder, and has not cured such material breach within sixty (60) days after written notice describing the nature of such material breach is provided to the breaching Party.

10.4 Bankruptcy Termination. To the extent permitted by applicable law, either Party may terminate this Agreement by giving written notice of termination to the other Party within thirty (30) days of the filing for bankruptcy by such other Party or the making by such other Party of any assignment for the benefit of creditors. Termination shall be effective upon the date specified in such notice of termination for bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title ll, U.S. Code (the “Bankruptcy Code”), licenses of right to “Intellectual Property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections they would have in the case of a licensor bankruptcy under the Bankruptcy Code, in accordance with the Agreement. Each Party agrees during the Term to create or maintain current copies, or if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property licensed to the other Party.

10.5 Effect of Termination.

(a) General Obligations. Upon the termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation that was incurred prior to the effective date of such termination, and Poseida shall remain obligated to provide an accounting for and pay any financial obligations hereunder including, without limitation, milestones and royalties earned for Licensed Products. In the event of any termination of this Agreement, and except for retained rights and licenses expressly provided for in this Section 10.5 (i) the licenses granted by the Parties hereunder shall terminate; (ii) all rights granted hereunder by Janssen shall revert to Janssen for the benefit of Janssen; and (iii) all rights granted hereunder by Poseida shall revert to Poseida for the benefit of Poseida. For purposes of this Section 10.5 any reference to a Party shall mean the respective Party or its designee.

(b) Rights to Centyrin Molecule COM Patents. Upon any expiration or termination of this Agreement (in whole or in part) other than for Janssen’s material breach, and subject to Janssen’s continued payment of all amounts owed pursuant to Section 3.2(b), the license granted to Janssen pursuant to Sections 3.2(b) shall survive and shall additionally include the Poseida Field, provided that in the event of a termination in part the foregoing rights shall only apply to the Centyrin Molecule COM Patents with respect to those Centyrin Molecules as utilized within the particular License Product(s) for which this Agreement is terminated and solely to the extent of such termination. Inclusion of any Third Party intellectual property Controlled by Poseida within the applicable Centyrin Molecule COM Patents would be subject to Janssen assuming all payments attributable to the exercise of these rights to such Third Party that are applicable to such license.

(c) Termination for Convenience by Poseida. Should Poseida elect to terminate this Agreement (in part with respect to individual Licensed Products or as a whole) for convenience under Section 10.2, Poseida hereby grants, Janssen, effective upon the effective date of termination, the Option set forth in Section 10.5(e), with respect to those Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecules (for which Poseida has filed an IND and solely for the application for which such Centyrin Therapeutic Molecule was intended): (i)

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contained in the applicable Licensed Product(s) for which this Agreement is terminated as and to the extent in existence as of the effective date of termination, if this Agreement is terminated in part with respect to one or more Licensed Products, or (ii) created or developed by Poseida or its Affiliates under this Agreement, as and to the extent in existence as of the effective date of termination, if this Agreement is terminated as a whole.

(d) Termination for Cause by Janssen – Diligence Failure. In the event of termination of this Agreement by Janssen for a diligence failure by Poseida under Section 4.2, in each case as finally determined via the dispute resolution procedures of this Agreement, Poseida hereby grants, effective upon the effective date of such final disposition of the matter under the dispute resolution proceedings, the Option set forth in Section 10.5(e) to Janssen, with respect to those Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecules (for which Poseida has filed an IND and solely for the application for which such Centyrin Therapeutic Molecule was intended) contained in the applicable Licensed Product(s) for which this Agreement is terminated (i.e., for which Poseida was determined to have failed its diligence obligation) as and to the extent in existence as of the effective date of termination.

(e) Option. Subject to this Section 10.5(e), and effective in accordance with Section 10.5(c) or Section 10.5(d), Janssen shall have the option to negotiate a license (as and to the extent available) in the Janssen Field and Poseida Field, in the Territory (or applicable subset thereof), under the Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology, as applicable, to research, develop, import, use, make, have made, offer for sale and sell and otherwise commercialize the Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) contemplated by Section 10.5(c) or Section 10.5(d), as applicable, and which option shall further include those obligations and rights contemplated in Sections 10.5(g), (h) and (i) below to the extent applicable to such license (collectively, the “Option”).

i. Janssen Option Trigger. Janssen shall have […***…] days from the effective date of termination pursuant to Section 10.5(c) or Section 10.5(d), as applicable, (the “Option Period”) to provide written notice to Poseida should Janssen elect to exercise its Option. If Janssen or its designated Affiliate has not provided Poseida with a written notice stating that Janssen is exercising its Option within the Option Period, then Janssen’s Option will have expired.

ii. Effect of Option Exercise. If, within the Option Period, Janssen or its designated Affiliate notifies Poseida in writing that it wishes to exercise the applicable Option, then Poseida and Janssen will commence good-faith negotiations to agree on reasonable, commercial terms for a royalty-bearing license associated with the Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) with respect to such Option, provided that, inclusion of any Third Party intellectual property Controlled by Poseida within the applicable Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology would be subject to Janssen assuming all payments (or prorata portion) to such Third Party that are applicable to such license. The Parties agree to negotiate in good faith for a period of […***…] days, which term can be extended by written agreement of the Parties (“Option Negotiation Period”). In the event, the Parties are unable to come to terms during the Option Negotiation Period, the Parties may terminate negotiations regarding such license and Poseida shall have no further obligations and Janssen shall have no further rights with respect to such Option.

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(f) Partial Termination. To the extent that this Agreement is terminated in part with respect to individual Licensed Products (whether pursuant to Section 10.2 or as a result of Sections 4.2), the licenses and rights granted to Poseida pursuant to Article III shall be terminated solely with respect to those Licensed Products for which this Agreement is terminated, and all other rights granted by Janssen to Poseida shall continue in full force and effect in their entirety.

(g) Patent Prosecution and Enforcement. Solely in the event of execution of, and in such event promptly after the effective date of, the definitive license agreement entered into between the Parties with respect an Option exercised by Janssen as contemplated by this Section 10.5: (i) Poseida shall transfer to Janssen, and Janssen shall thereafter be solely responsible for, the prosecution and maintenance of all Patent Rights under the applicable Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology in the Janssen Field for which an exclusive license has been granted to Poseida thereunder; and (ii) the Parties shall confer and mutually agree upon an enforcement strategy regarding such Patents Rights that are exclusively licensed to Janssen thereunder against any infringement through the manufacture, use, offer for sale, sale or importation of the applicable Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s).

(h) Regulatory Materials; Data. Solely in the event of execution of, and in such event within […***…] days of the effective date of, the definitive license agreement entered into between the Parties with respect an Option exercised by Janssen as contemplated by this Section 10.5: (i) Poseida shall transfer and assign to Janssen, as permitted by law, […***…] to Janssen, all regulatory materials uniquely specific to any Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) that is the subject of such license, all data from preclinical, non-clinical and clinical studies conducted by or on behalf of Poseida, its Affiliates or Sublicensees specific thereto and all pharmacovigilance data (including all adverse event databases) specific to such Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s); and (ii) At Janssen’s request, Poseida shall provide Janssen with reasonable access to Poseida personnel and Poseida’s assistance with any inquiries and correspondence with Regulatory Authorities specific to the applicable such Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s), at a reasonable frequency, for a period of […***…] months thereafter.

(i) Trademarks. Solely in the event of execution of the definitive license agreement entered into between the Parties with respect an Option exercised by Janssen as contemplated by this Section 10.5: Poseida shall grant Janssen, […***…], an exclusive license to use all trademarks uniquely specific to a Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) within the Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology that are exclusively used by Poseida, in the marketing and sale of the applicable Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) that are the subject of such license and any trademark applications or registrations therefor (excluding any such trademarks that include, in whole or part, any corporate name or logos of Poseida or its Affiliates or Sublicensees). For clarity, Janssen and its Affiliates and licensees shall not have the right to use any other identifiers or trademarks related to Licensed Products (e.g., Poseida compound identifiers).

(j) Transition Assistance. For any licensed subject matter described in this Section 10.5 for which Janssen has exercised its Option and a definitive license agreement has

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been executed between the Parties, Poseida shall provide the following transitional assistance, […***…] unless specifically set forth below:

i. […***…], Poseida shall promptly return to Janssen all Know-How, data, materials and other Confidential Information made available to Poseida by Janssen under this Agreement.

ii. […***…], Poseida shall promptly provide Janssen with a copy of each Poseida In-License, and other license agreements, collaboration agreement and/or vendor agreement then effective between Poseida (or its Affiliates) and a Third Party uniquely specific to any Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) covered by the Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology that is the subject of such license, and the Development and Commercialization thereof. Upon Janssen’s request, Poseida shall assign or sublicense, and shall ensure that its Affiliates assign or sublicense, to Janssen, or terminate, any such agreement(s) (as determined by Janssen in its sole discretion) and shall permit Janssen access through any communication portal so established with such Third Party under any agreement so assigned or sublicensed to Janssen.

iii. Poseida shall, at Janssen’s request […***…], transfer to Janssen (including when available, in electronic format) all Poseida Know-How that is included within the Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology that is the subject of such license, including without limitation: study protocols, study results, analytical methodologies, CMC information (including bulk and final product manufacturing processes, batch records, vendor information and validation documentation), expert opinions, analyses, in each case to the extent such materials are uniquely specific to any such Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) covered by the Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology that is the subject of such license, and shall provide Janssen reasonable technical assistance in connection therewith.

iv. At Janssen’s request […***…], Poseida shall transfer to Janssen any and all existing inventory of Centyrin CAR Molecule(s) and/or Centyrin Therapeutic Molecule(s) covered by the Poseida CAR Molecule Technology and/or Poseida Therapeutic Molecule Technology that is the subject of such license (including all research materials, final product, bulk drug substance, intermediates, work-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, cell lines, and the like) then in the possession of Poseida, its Affiliates or Sublicensees, and continue or have continued any ongoing stability studies pertaining to any materials so transferred.

(k) Survival. Any expiration or termination of this Agreement will be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including payment obligations arising prior to, or as a result of a Party’s exercise of its rights or performance under this Agreement prior to, such expiration or termination. The provisions of Article I (to the extent the definitions apply to surviving provisions), the last sentence of Section 3.4 (as it pertains to Section 10.5(b) in both the Janssen Territory and Poseida Territory), Sections 3.11 (as it pertains to the remainder of any such

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[…***…] month period), 5.16, 5.19 (to extent required for a post-termination audit), 6.1, 6.3, 6.4, Article VII, Section 8.4, Article IX, Section 10.5, Article XI, Sections 12.1, 12.2, 12.3, 12.4, 12.5 (to the extent applicable to surviving provisions), 12.13, 12.14, 12.15, 12.16, 12.19, and 12.20 will survive any expiration or termination of this Agreement and all other provisions contained in this Agreement that by their explicit terms survive expiration or termination of this Agreement, will survive. Except as set forth in this Article X, upon termination or expiration of this Agreement all other rights and obligations of the Parties under this Agreement terminate.

ARTICLE XI

DISPUTE RESOLUTION

11.1 General. The Parties recognize that a dispute may arise relating to this Agreement (“Dispute”). Any Dispute, including Disputes that may involve the parent company, subsidiaries, or affiliates under common control of any Party, shall be resolved in accordance with this Article XI.

11.2 Continuance of Rights and Obligations During Pendency of Dispute Resolution. If there are any disputes in connection with this Agreement, including disputes related to termination of this Agreement under Article XI, all rights and obligations of the Parties shall continue until such time as any dispute has been resolved in accordance with the provisions of this Article XI.

11.3 Mediation

(a) The Parties shall first attempt in good faith to resolve any Dispute by confidential mediation in accordance with the then current Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR Mediation Procedure”) (www.cpradr.org) before initiating arbitration. The CPR Mediation Procedure shall control, except where it conflicts with these provisions, in which case these provisions control. The mediator shall be chosen pursuant to CPR Mediation Procedure. The mediation shall be held in New York, New York.

(b) Either Party may initiate mediation by written notice to the other Party of the existence of a Dispute. The Parties agree to select a mediator within [...***...] days of the notice and the mediation will begin promptly after the selection. The mediation will continue until the mediator, or either Party, declares in writing, no sooner than after the conclusion of [...***...] of a substantive mediation conference attended on behalf of each Party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation. In no event, however, shall mediation continue more than [...***...] days from the initial notice by a Party to initiate meditation unless the Parties agree in writing to extend that period.

(c) Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until [...***...] days after the conclusion of the mediation.

11.4 Arbitration

(a) If the Parties fail to resolve the Dispute in mediation, and a Party desires to pursue resolution of the Dispute, the Dispute shall be submitted by either Party for resolution

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in arbitration pursuant to the then current CPR Non-Administered Arbitration Rules (“CPR Rules”) (www.cpradr.org), except where they conflict with these provisions, in which case these provisions control. The arbitration will be held in New York, New York. All aspects of the arbitration shall be treated as confidential.

(b) The arbitrators will be chosen from the CPR Panel of Distinguished Neutrals, unless a candidate not on such panel is approved by both Parties. Each arbitrator shall be a lawyer with at least 15 years of experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction. To the extent that the Dispute requires special expertise, the Parties will so inform CPR prior to the beginning of the selection process.

(c) The arbitration tribunal shall consist of three arbitrators, of whom each Party shall designate one in accordance with the “screened” appointment procedure provided in CPR Rule 5.4. The chair will be chosen in accordance with CPR Rule 6.4.

(d) If, however, the aggregate award sought by the Parties is less than $5 million and equitable relief is not sought, a single arbitrator shall be chosen in accordance with the CPR Rules.

(e) Candidates for the arbitrator position(s) may be interviewed by representatives of the Parties in advance of their selection, provided that all Parties are represented.

(f) The Parties agree to select the arbitrator(s) within […***…] days of initiation of the arbitration. The hearing will be concluded within [...***...] months after selection of the arbitrator(s) and the award will be rendered within [...***...] days of the conclusion of the hearing, or of any post hearing briefing, which briefing will be completed by both sides within [...***...] days after the conclusion of the hearing. In the event the Parties cannot agree upon a schedule, then the arbitrator(s) shall set the schedule following the time limits set forth above as closely as practical.

(g) The hearing will be concluded in [...***...] hearing days or less. Multiple hearing days will be scheduled consecutively to the greatest extent possible. A transcript of the testimony adduced at the hearing shall be made and shall be made available to each Party.

(h) The arbitrator(s) shall be guided, but not bound, by the CPR Protocol on Disclosure of Documents and Presentation of Witnesses in Commercial Arbitration (www.cpradr.org) (“Protocol”). The Parties will attempt to agree on modes of document disclosure, electronic discovery, witness presentation, etc. within the parameters of the Protocol. If the Parties cannot agree on discovery and presentation issues, the arbitrator(s) shall decide on presentation modes and provide for discovery within the Protocol, understanding that the Parties contemplate reasonable discovery.

(i) The arbitrator(s) shall decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law. The arbitrator(s) may not apply principles such as “amiable compositeur” or “natural justice and equity.”

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(j) The arbitrator(s) are expressly empowered to decide dispositive motions in advance of any hearing and shall endeavor to decide such motions as would a United States District Court Judge sitting in the jurisdiction whose substantive law governs.

(k) The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based. The Parties consent to the jurisdiction of the United States District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction may act in the same fashion.

(l) Each Party has the right to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute. Rule 14 of the CPR Rules does not apply to this Agreement.

11.5 EACH PARTY HERETO WAIVES: (1) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, (2) WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, ANY CLAIM TO PUNITIVE, EXEMPLARY, MULTIPLIED, INDIRECT, CONSEQUENTIAL OR LOST PROFITS/REVENUES DAMAGES, AND (3) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

11.6 Notwithstanding this Article XI, neither Party shall be prohibited from submitting any dispute pertaining to such Party’s intellectual property rights and/or confidential information in a court of competent jurisdiction.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law and Jurisdiction. The validity, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

12.2 Force Majeure. Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term, other than an obligation to make payments hereunder, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, terrorism, acts of God or any other cause beyond the reasonable control of the affected Party to anticipate, prevent, avoid or mitigate (a “Force Majeure Event”); provided that (a) the affected Party provides prompt written notice to the other Party of such failure or delay, (b) the affected Party uses Commercially Reasonable Efforts to mitigate the effects of the Force Majeure Event, and (c) the affected Party immediately resumes performance upon cessation of the Force Majeure Event.

12.3 Further Assurances. Each Party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other Party in order to carry out the intent and purpose of this Agreement.

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

12.4 Notices. Any notice required or permitted to be given under this Agreement will be in writing and will be deemed to have been properly given if delivered, in person or by an internationally recognized overnight courier, to the addresses given below or such other addresses as may be designated in writing by the Parties from time to time during the Term or on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided however, such notice shall also be delivered via hand, overnight courier, or certified or registered mail.

Notice information for Janssen:

Janssen Research & Development, LLC (an Affiliate of Janssen)

Attention: Jill Carton, PhD

Director, Biotech Center of Excellence

1400 McKean Road

Spring House, PA

[…***…]

and

Office of the Chief Patent Counsel

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Fax: [...***...]

Attn: Brian Carey

[...***...]

Notice information for Poseida:

Poseida Therapeutics Inc.

3210 Merryfield Row

San Diego, CA 92121

Fax: [_____]

Attn: Eric Ostertag, Ph.D., M.D.

Chief Executive Officer

[...***...]

and copy to (which copy shall not constitute notice)

Kenneth J. Krisko, Esq.

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5656

***Certain Confidential Information Omitted

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

Ph. 703-456-8581

kkrisko@cooley.com

or such other address or addresses as either Party may hereafter specify by written notice to the other. Such notices and communications shall be deemed effective on the date of delivery or […***…] days after having been sent by registered or certified mail, whichever is earlier.

12.5 Assignment and Change of Control.

(a) Assignment Provisions. This Agreement may not be assigned or otherwise transferred by either Party, without the written consent of the other Party such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that either Party may, without such consent, assign or transfer this Agreement, in whole or in part, (i) to any of its Affiliates, or newly formed entities under the same control as such Party and (ii) to a Third Party successor or purchaser of all or substantially all of its business or assets to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other similar transaction, including, without limitation, a Change of Control, provided that, the Third Party successor or purchaser provides written notice to the other Party that such Third Party agrees to be bound by the terms of this Agreement. Any purported assignment in violation of this Section 12.5 will be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement and this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

(b) Definition of Change of Control. For purposes of this Section, “Change of Control” means, with respect to a Party any of the following: (i) the sale or disposition of all or substantially all of the assets of such Party or its direct or indirect parent to a Third Party; or (ii) (x) the acquisition by a Third Party which constitutes one (1) person, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any of such person’s “affiliates” or “associates”, as such terms are defined in the Exchange Act, other than an employee benefit plan (or related trust) sponsored or maintained by such Party or any of its Affiliates, of more than fifty percent (50%) of the outstanding shares of voting capital stock of such Party or its direct or indirect parent corporation; or (y) the acquisition, merger or consolidation of such Party or its direct or indirect parent with or into another entity, other than, in the case of this clause (y), an acquisition or a merger or consolidation of such Party or its direct or indirect parent in which the holders of shares of voting capital stock of such Party or its direct or indirect parent, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation. Notwithstanding the foregoing, a sale of stock to underwriters of a public offering of a Party’s capital stock or to other Third Parties solely for the purpose of financing, or a transaction solely to change the domicile of a Party, shall not constitute a Change of Control.

(c) The Licensed Technology and Licensed Patent Rights in the case of Janssen as assignor or transferor, or the Centyrin Molecule COM Patents, Centyrin Molecule

***Certain Confidential Information Omitted

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

Other Patents, the Poseida CAR Molecule Technology and the Poseida Therapeutic Molecule Technology, in the case of Poseida as assignor or transferor, shall exclude any Patents and Know-How controlled by any acquirer (or any Affiliate thereof, excluding the Party hereto that becomes an Affiliate of the acquirer as a result of such transaction) either (i) prior to the Change of Control or (ii) developed outside of any activities under this Agreement.

(d) Rights Following A Change of Control. All rights and obligations of a Party described hereunder, including its terminations rights, shall survive any Change of Control of the other Party.

12.6 Affiliate Performance. Any obligation of Janssen or Poseida under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at such Party’s sole and exclusive option, either by such Party directly or by any Affiliate.

12.7 Anti-Corruption. Neither Party shall perform any actions that are prohibited by local and other anti-corruption laws (collectively “Anti-Corruption Laws”) that may be applicable to one or both Parties to the Agreement. Without limiting the foregoing, neither Party shall make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to the transaction in a manner that would violate Anti-Corruption Laws.

12.8 Privacy Laws. Each Party agrees to use any materials provided pursuant to the Agreement solely for the purposes identified in the Agreement or as otherwise specified in writing by such a Party.

12.9 Healthcare Compliance. Each Party’s performance under the Agreement hereunder shall be performed in compliance with applicable local, state and federal laws and regulations and ordinances, including without limitation the Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations, the Medicare/Medicaid Anti-kickback Statute, Health Insurance Portability and Accountability Act of 1996 (HIPAA), the False Claims Act, applicable state fraud and abuse laws, the AMA Guidelines on Gifts to Physicians from Industry, the Economic Espionage Act of 1996 and applicable laws and government regulations relating to services and the privacy, professional confidentiality and security thereof.

12.10 Debarment. Each Party certifies that it is not debarred by a competent Health Authority (including, if applicable, the US FDA) or by the Professional Council of Physicians. The Parties shall not knowingly employ, contract with or retain any person directly or indirectly to perform work under the Agreement if such a person is or if it becomes aware that such person becomes debarred by a competent Health Authority (including, if applicable, the US FDA) or by the Professional Council of Physicians. Upon written request from either Party shall, within […***…] calendar days, provide written confirmation that it has complied with the foregoing obligation.

12.11 Notice of Exclusion. Each Party agrees to notify the other of any final adverse action, discovery of contract with an excluded entity or individual, or exclusion within [...***...] days of such action.

12.12 Third Party Payor Compliance. Each Party shall conduct activities in accordance with applicable state and federal laws and any applicable regulations regarding Medicare, Medicaid, and other Third Party payor programs, if any. Therefore, each Party certifies that:

***Certain Confidential Information Omitted

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

(a) It is not excluded from participation in any state or federal healthcare program, as defined in 42 U.S.C. §1320a-7b(f) for the provision of items or services for which payment may be made by a federal healthcare program;

(b) It has not contracted with any employee, contractor, agent, vendor or vendor’s affiliate knowing that the contracting Party is excluded from participation in any state or federal healthcare program; and

(c) No final adverse action, as defined in 42 U.S.C.§ 1320a-7a(e) and 42 U.S.C. § 1320a-7a(g), has occurred or is pending against it.

12.13 Amendment. The Parties hereto may amend, modify or alter any of the provisions of this Agreement, but only by a written instrument duly executed by both Parties hereto.

12.14 Entire Agreement. This Agreement, along with all schedules and exhibits attached hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement.

12.15 No Benefit to Third Parties. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other Persons.

12.16 Waiver. The failure of a Party to enforce at any time for any period any of the provisions of this Agreement will not be construed as a waiver of such provisions or of the rights of such Party thereafter to enforce each such provision.

12.17 No Implied Licenses. Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party’s current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

12.18 Relationship of the Parties. The Parties agree that their relationship established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish a partnership or joint venture, and nor shall this Agreement create or establish an employment, agency or any other relationship. Except as may be specifically provided in this Agreement, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

12.19 Severability. If any provision of this Agreement is held unenforceable by a court or tribunal of competent jurisdiction in a final unappealable order because it is invalid or conflicts with any law of any relevant jurisdiction, then such provision will be inoperative in such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties hereto.

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

12.20 Interpretation.

(a) General. Unless the context of this Agreement otherwise requires, (i) words of one gender include the other gender; and (ii) words using the singular or plural number also include the plural or singular number, respectively. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

(b) Other Definitional and Agreement References. References to any agreement, contract, statute, act, or regulation are to that agreement, contract, statute, act, or regulation as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(c) Capitalization. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(d) Date References. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(e) Schedules and Exhibits. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(f) Person References. References to any Person include the successors and permitted assigns of that Person.

(g) References to Parts of this Agreement. References to Articles, Sections, Schedules, and Exhibits are to Articles, Sections, Schedules, and Exhibits of this Agreement unless otherwise specified.

(h) Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The word “or” is used in the inclusive sense (and/or). “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(i) Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

12.21 Counterparts. This Agreement may be executed in any number of counterparts (including a .pdf version or by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Remainder of Page Intentionally Left Blank. Signature Page Follows]

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

IN WITNESS WHEREOF, Poseida and Janssen have caused this Agreement to be duly executed by their authorized representatives, in duplicate on the Effective Date.

Janssen

By:	/s/ Scott White
Name:	Scott White
Title:	Vice President, North America Oncology

Poseida, Inc.

By:	/s/ Eric Ostertag
Name:	Eric Ostertag
Title:	CEO

[Signature Page to License Agreement.]

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

Exhibit A

Licensed Patent Rights

[…***…]

***Certain Confidential Information Omitted

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

Exhibit B

Quarterly Financial Report Form

ROYALTIES ON ... DUE TO ... TOTAL Payment Statement Quarter 1 2015
COUNTRY	PRESENTATION	QUANTITY	NET SALES (Local Currency)	CURRENCY	Currency Conversion rate	NET SALES (EUR)	ROYALTY (%)	ROYALTY (EUR)
Country A	Presentation 1	100	5,000.00		1.123	5,615.00	5.00%	280.75
	Presentation 2	150	8,000.00		1.123	8,984.00	6.00%	539.04
Country B	Presentation 1	50	2,500.00		1.678	4,195.00	5.00%	209.75
	Presentation 2	250	12,000.00		1.678	20,136.00	6.00%	1,208.16
	Presentation 3	100	5,500.00		1.678	9,229.00	7.00%	646.03
Country C	Presentation 2	25	1,500.00		1.456	2,184.00	6.00%	131.04

						50,343.00	5.99%	3,014.77

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

Exhibit C

Yearly Financial Report Form

ROYALTIES ON ... DUE TO ... TOTAL Payment Statement Quarter 1 2015
COUNTRY	PRESENTATION	QUANTITY	NET SALES (Local Currency)	CURRENCY	Currency Conversion rate	NET SALES (EUR)	ROYALTY (%)	ROYALTY (EUR)
Country A	Presentation 1	100	5,000.00		1.123	5,615.00	5.00%	280.75
	Presentation 2	150	8,000.00		1.123	8,984.00	6.00%	539.04
Country B	Presentation 1	50	2,500.00		1.678	4,195.00	5.00%	209.75
	Presentation 2	250	12,000.00		1.678	20,136.00	6.00%	1,208.16
	Presentation 3	100	5,500.00		1.678	9,229.00	7.00%	646.03
Country C	Presentation 2	25	1,500.00		1.456	2,184.00	6.00%	131.04

						50,343.00	5.99%	3,014.77

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

Exhibit D

Form of Press Release

To be added following the Effective Date in accordance with Section 7.3.

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Janssen Biotech Inc. & Poseida Therapeutics Inc. License Agreement – August 3, 2015

Exhibit E

Initial Centyrins and Janssen Developed Centyrins

[…***…]

***Certain Confidential Information Omitted